UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
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Oasis Petroleum Inc.
(Name of Registrant as Specified In Its Charter)
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OASIS PETROLEUM INC.
1001 Fannin Street
Suite 1500
Houston, Texas 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Oasis Petroleum Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Oasis Petroleum Inc. (the “Company”) will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, on Wednesday, May 4, 2016, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:
1. To elect two Class III directors, each for a term of three years.
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.
3. To approve the Second Amendment to the Amended and Restated 2010 Long-Term Incentive Plan (the “LTIP”) to increase the maximum number of shares that may be issued under the LTIP by 7,500,000 shares (the "Additional Shares").
4. To approve the material terms of the LTIP, as amended by the Second Amendment, for purposes of complying with Section 162(m) of the Internal Revenue Code with respect to the Additional Shares.
5.    To approve the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock.
6. To transact such other business as may properly come before the Annual Meeting.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 8, 2016.
YOUR VOTE IS IMPORTANT
Please vote over the internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
March 24, 2016

OASIS PETROLEUM INC.
1001 Fannin Street
Suite 1500
Houston, Texas 77002
A Letter from our Board of Directors
March 24, 2016
Dear Stockholders,
At the 2015 annual stockholder meeting, the advisory vote on executive compensation, or “say on pay” vote, received more than 60%, but less than 70%, “For” votes. The Board has always taken stockholder input seriously -- we note that the “say on pay” resolution prior to 2015 received 98% “For” votes -- and consequently our Compensation Committee immediately took action to re-evaluate our executive compensation programs and to implement changes to help ensure that executive incentive pay is aligned with measurable and meaningful performance. The highlights of these actions are identified below, and are more fully described in this proxy statement:

•
We undertook an extensive review of our executive compensation program with stockholder perspectives in mind to help ensure our compensation philosophy meets or exceeds the expectations of our stockholders, and also initiated an expanded stockholder outreach program as further discussed below and throughout this proxy statement We also engaged ISS Corporate Solutions to provide a review of our “say on pay” vote from 2015, as well as a review of our anticipated disclosure this year.

•
We invited our largest institutional stockholders, representing over 50% of our outstanding shares, including stockholders that voted “For” and “Against” our “say on pay” resolution in 2015, to meet with us to discuss our executive compensation program, as well as any other compensation or corporate governance matters that the stockholders wished to discuss. In these discussions, which included members of management and the Chairman of our Compensation Committee, we emphasized our commitment and accountability, including actions we have taken to further ensure clear links between our company’s performance and our executives’ compensation. We are pleased to report that the discussions with the stockholders that had voted “Against” our “say on pay” proposal cited as the general reason for such negative vote simply a desire to see more disclosure related to performance goals, and the stockholders that had voted “For” our “say on pay” proposal cited as the general reason for such positive vote that they were philosophically aligned with our executive compensation practices.

•	Taking into account our stockholders' input, we acted to further align our executives’ compensation with our performance, as well as to be responsive to stockholders priorities, as follows:

▪
we have enhanced our disclosure regarding our performance goals and metrics for 2015, as well as our disclosure regarding our stockholder outreach activities and the impact that the challenging environment in which our company, as an oil and natural gas production and marketing company, is operating is having on our business and therefore the compensation of our executives;

▪
in addition, we have provided enhanced disclosure regarding our performance goals and metrics for 2014 in order to provide a reference for the evaluation of our 2015 performance goals and metrics and to demonstrate the consistency of our pay-for-performance compensation program;

▪	we have implemented positive changes to our compensation programs in 2015 and 2016, including:
(1) eliminating single-trigger vesting of equity awards in our named executive officers’ employment agreements;
(2) beginning with our February 2016 grants of performance share units ("PSUs"), eliminating the opportunity to re-test performance achievement beyond the initial performance period;
(3) adjusting downward the target value of certain incentive compensation payments and maintaining a base salary level for our named executive officers, in general, at or below the 50th percentile of our peers; and
(4) adjusting the allocation of our Chief Executive Officer's long-term equity-based compensation, from 50% PSU and 50% restricted stock to 55% PSU and 45% restricted stock, so that according to the Company's targeted compensation structure, PSUs, the settlement of which is dependent on the Company's relative total shareholder return over a designated performance period, make up the largest percentage of our Chief

Executive Officer's targeted total compensation, as compared to the other elements of our compensation structure.
The changes we have made, both in our disclosure and our executive compensation program, align with and further support our compensation philosophy, and we remain committed to providing competitive, performance-based total compensation opportunities for our executives, who collectively have the responsibility for making our company successful. By providing substantial performance-based incentive compensation that is aligned to our business strategy and specific performance objectives, while avoiding unnecessary and excessive risks, we build a strong link between the interests of our executives and the value derived by our stockholders from owning our company’s stock.
We believe that the changes we have made to our executive compensation program will give our stockholders increased confidence in knowing that we are responsive to investor priorities and concerns and are committed to stockholder communication and engagement, and we plan to continue our stockholder outreach efforts in the coming year. We value your input and never take for granted your continuing support and encouragement in these challenging times.
The Board of Directors of Oasis Petroleum Inc.
William J. Cassidy
Ted Collins, Jr.
Michael McShane
Thomas B. Nusz
Taylor L. Reid
Bobby S. Shackouls
Douglas E. Swanson, Jr.

OASIS PETROLEUM INC.
1001 Fannin Street
Suite 1500
Houston, Texas 77002
PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your Proxy for the Annual Meeting that will be held on Wednesday, May 4, 2016, at 9:00 a.m. Central Time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010 (the "Annual Meeting"). By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Corporate Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report") available to its stockholders electronically via the internet. The Company is sending on or about March 24, 2016, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on March 8, 2016, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.
Stockholders of Record and Beneficial Owners
Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.
Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.
QUORUM AND VOTING
Voting Stock. The Company’s common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 8, 2016. As of the record date, 180,534,582 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.
Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.
If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
Vote Required. For Item 1, directors will be elected by the affirmative vote of the holders of a plurality of the shares present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company’s independent registered public accounting firm in Item 2 will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Approval of Items 3 and 4 require the affirmative vote of the holders of a majority of the shares cast in respect of such Item at the Annual Meeting. Approval of Item 5 requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of stock of the Company.
An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors. For ratification of the selection of the Company’s independent registered public accounting firm, brokers will have discretionary authority in the absence of timely instructions from their customers. For approval of Items 3, 4 and 5, brokers will not have discretionary authority in the absence of timely instructions from their customers.
Effect of Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on Item 1. For purposes of Item 2, voting on the ratification of the selection of the independent registered public accounting firm, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal. For purposes of Item 3, abstentions are treated as votes cast and will have the same effect as a vote against the proposal (in accordance with applicable New York Stock Exchange ("NYSE") standards). For purposes of Item 4, abstentions are not considered votes cast and do not affect the outcome of the proposal (in accordance with regulations under Section 162(m) of the Internal Revenue Code, which applies Delaware law). For purposes of Item 5, abstentions will have the effect of a vote against the proposal. For purposes of both Item 3 and Item 4, broker non-votes are not considered votes cast and do not affect the outcome. For purposes of Item 5, broker non-votes will have the effect of a vote against the proposal.
Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	Item 1, FOR the election of the two persons named in this proxy statement as the Board of Directors’ nominees for election as Class III directors.

•	Item 2, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

•
Item 3, FOR the approval of the Second Amendment to the Amended and Restated 2010 Long-Term Incentive Plan ("LTIP") to increase the maximum number of shares that may be issued under the LTIP by 7,500,000 shares (the "Additional Shares").

•
Item 4, FOR the approval of the material terms of the LTIP, as amended by the Second Amendment, for purposes of complying with Section 162(m) of the Internal Revenue Code with respect to the Additional Shares.

•	Item 5, FOR the approval of the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock.
If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS
After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item 1—Election of Directors” below, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Thomas B. Nusz	56	Chairman and Chief Executive Officer
Taylor L. Reid	53	Director, President and Chief Operating Officer
William J. Cassidy(1)(2)(3)	50	Director
Ted Collins, Jr.(1)(3)	77	Director
Michael McShane(1)(2)	62	Director
Bobby S. Shackouls(2)	65	Director
Douglas E. Swanson, Jr.(2)(3)	44	Director
Michael H. Lou	41	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	47	Executive Vice President, General Counsel and Corporate Secretary
 __________________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.
The Company’s Board of Directors currently consists of seven members. The Company’s directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Collins and Swanson are designated as Class I directors, and their terms of office expire in 2017. Messrs. Cassidy, Reid and Shackouls are designated as Class II directors, and their terms of office expire in 2018. Messrs. McShane and Nusz are designated as Class III directors, and their terms of office expire in 2016.
Set forth below is biographical information about each of the Company’s executive officers, directors and nominees for director. Each of the Company's officers serves at the discretion of the Board of Directors.
Thomas B. Nusz has served as our Director and Chief Executive Officer (or in similar capacities) since our inception in March 2007. He also served as our President until January 1, 2014, and has 34 years of experience in the oil and gas industry. From April 2006 to February 2007, Mr. Nusz managed his personal investments, developed the business plan for Oasis Petroleum LLC and secured funding for the Company. He was previously a Vice President with Burlington Resources Inc., a formerly publicly traded oil and gas exploration and production company or, together with its predecessors, Burlington, and served as President International Division (North Africa, Northwest Europe, Latin America and China) from January 2004 to March 2006, as Vice President Acquisitions and Divestitures from October 2000 to December 2003 and as Vice President Strategic Planning and Engineering from July 1998 to September 2000 and Chief Engineer for substantially all of such period. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. From September 1985 to June 1998, Mr. Nusz held various operations and managerial positions with Burlington in several regions of the United States, including the Permian Basin, the San Juan Basin, the Black Warrior Basin, the Anadarko Basin, onshore Gulf Coast and the Gulf of Mexico. Mr. Nusz was an engineer with Mobil Oil Corporation and for Superior Oil Company from June 1982 to August 1985. He is a current member of the National Petroleum Council, an advisory committee to the Secretary of Energy of the United States. Mr. Nusz holds a Bachelor of Science in Petroleum Engineering from Mississippi State University.
Taylor L. Reid has served as our Director, President and Chief Operating Officer since January 1, 2014. He served as our Director, Executive Vice President and Chief Operating Officer (or in similar capacities) since our inception in March 2007 and has 31 years of experience in the oil and gas industry. From November 2006 to February 2007, Mr. Reid worked with Mr. Nusz to form the business plan for Oasis Petroleum LLC and secure funding for the Company. He previously served as Asset Manager Permian and Panhandle Operations with ConocoPhillips from April 2006 to October 2006. Prior to joining ConocoPhillips, he served as General Manager Latin America and Asia Operations with Burlington from March 2004 to March 2006 and as General Manager Corporate Acquisitions and Divestitures from July 1998 to February 2004. From March 1986 to June 1998, Mr. Reid held various operations and managerial positions with Burlington in several regions of the continental United States, including the Permian Basin, the Williston Basin and the Anadarko Basin. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. Mr. Reid holds a Bachelor of Science in Petroleum Engineering from Stanford University.
William J. Cassidy has served as our Director since September 2010, is the Chair of our Nominating and Governance Committee, and serves on our Audit and Compensation Committees. Mr. Cassidy currently serves as Executive Vice President and Chief Financial Officer at Bonanza Creek Energy, Inc. Prior to his current position, Mr. Cassidy served as the Global Head of Corporate Finance and Treasury for Puma Energy, a midstream and downstream oil company with operations spanning 37 countries and a subsidiary of the commodity trading multinational Trafigura Beheer BV. From November 2009 until April 2013, Mr. Cassidy was a Principal at RPA Capital, LLC an asset management fund focused on providing mezzanine capital to commodity producers. He served as a non-executive director of GasValpo, SA, a Chilean gas distribution company, from September 2008 until September 2012. Previously, Mr. Cassidy worked at USDCM, LLC, a Greenwich, Connecticut based drilling fund from the end of 2008 until the end of 2009. From 2006 until 2008, Mr. Cassidy served at Barclays Capital as Head of Exploration and Production Investment Banking. From 2002 to 2006 he worked as a senior member of the Energy and Power Investment Banking division at Banc of America Securities. Mr. Cassidy began his investment banking career with JPMorgan Chase in varying capacities from 1995 to 2001. During that time he spent two years in London, focused on the emerging deregulation of the European natural gas industry, spending the balance of his time in New York focused on providing strategic advice to North American and Latin American E&P companies. He worked as a Geophysicist for Conoco from 1989 to 1993 focused on the North Sea and emerging deepwater Gulf of Mexico. He earned his Bachelor of Science in Geology and Math from the National University of Ireland, Cork, a Masters of Science in Petroleum Geophysics from the Royal School of Mines, Imperial College, London and a Masters of Business Administration from the Wharton School of the University of Pennsylvania.
Ted Collins, Jr. has served as our Director since February 2011 and serves on our Audit and Nominating and Governance Committees. Mr. Collins is currently an independent oil and gas operator. He serves as a director on the Boards of CLL Global Research Foundation, Energy Transfer Group, L.P. and RSP Permian, Inc. Mr. Collins began his career in 1960 as a Petroleum Engineer with Pan American Petroleum Corporation. He left in 1963 to become an independent oil operator. He then joined American Quasar Petroleum Company as Executive Vice President in 1969 until 1982 at which time he became President of Enron Oil & Gas Company, whose predecessor companies were HNG Oil Co. and HNG/InterNorth Exploration. He left Enron in 1988 and became President of Collins & Ware, Inc., an independent oil and gas exploration and production company, which sold the majority of its assets to Apache Corp. in 2000. From 2000 to 2006, he served as President of Collins & Ware Investments Co. He earned his Bachelor of Science in Geological Engineering from the University of Oklahoma.
Michael McShane has served as our Director since May 2010, and our Lead Director since August 2010, is the Chair of our Audit Committee and serves on our Compensation Committee. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until the completion of the merger of Grant Prideco with National Oilwell Varco, Inc. in April 2008, and Chairman of the Board of Grant Prideco from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002. Mr. McShane has also served as a director of Complete Production Services, Inc., an oilfield service provider, since March 2007, and has served as a director of Superior Energy Services since its merger with Complete Production Services in February 2012. Mr. McShane has also served as a director of Spectra Energy Corp, a provider of natural gas infrastructure, since April 2008 and Forum Energy Technologies, Inc., a global provider of manufactured and applied technologies to the energy industry, since August 2010. Mr. McShane also serves as an advisor and director for various private companies and private equity firms, including Advent International, a global private equity firm.

Bobby S. Shackouls has served as our Director since March 2012. Until the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, Mr. Shackouls was Chairman of the Board of Burlington Resources Inc., a natural resources business, since July 1997 and its President and Chief Executive Officer since December 1995. He had been a director since 1995 and President and Chief Executive Officer of Burlington Resources Oil and Gas Company (formerly known as Meridian Oil Inc.) since 1994. Subsequent to the merger, Mr. Shackouls served on the ConocoPhillips Board of Directors until 2011. He currently serves as a director of The Kroger Co. and Plains GP Holdings, L.P. Mr. Shackouls holds a Bachelor of Science in Chemical Engineering from Mississippi State University.

Douglas E. Swanson, Jr. has served as our Director since our inception in March 2007, is the Chair of our Compensation Committee and serves on our Nominating and Governance Committee. Mr. Swanson is a Managing Partner of EnCap Investments L.P., an investment management firm, which he joined in 1999. Prior to his position at EnCap, he was in the corporate lending division of Frost National Bank from 1995 to 1997, specializing in energy related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas from 1994 to 1995. Mr. Swanson has extensive industry experience serving on numerous boards of private oil and gas exploration and production companies over his 16-year history with EnCap and is a member of the Independent Petroleum Association of America and the Texas Independent Producers & Royalty Owners Association. Mr. Swanson has also served as a director of Eclipse Resources Corporation since January 2011, and has served as a director of Earthstone Energy, Inc. since December 2014. Mr. Swanson holds a Bachelor of Arts in Economics and a Masters of Business Administration, both from the University of Texas at Austin.

Michael H. Lou has served as our Executive Vice President and Chief Financial Officer since August 2011. Mr. Lou served as our Senior Vice President Finance (or similar capacities) from September 2009 to August 2011 and has 19 years of experience in the oil and gas industry. Prior to joining us, Mr. Lou was an independent contractor from January 2009 to August 2009. From February 2008 to December 2008, he served as the Chief Financial Officer of Giant Energy Ltd., a private oil and gas management company; from July 2006 to December 2008 he served as Chief Financial Officer of XXL Energy Corp., a publicly listed Canadian oil and gas company; and from August 2008 to December 2008, he served as Vice President Finance of Warrior Energy N.V., a publicly listed Canadian oil and gas company. From October 2005 to July 2006, Mr. Lou was a Director for Macquarie Investment Bank. Prior to joining Macquarie, Mr. Lou was a Vice President for First Albany Investment Banking from 2004 to 2006. From 1999 to 2004, Mr. Lou held positions of increasing responsibility, most recently as a Vice President, for Bank of America’s investment banking group. From 1997 to 1999, Mr. Lou was an analyst for Merrill Lynch’s investment banking group. Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University.
Nickolas J. Lorentzatos has served as our Executive Vice President, General Counsel and Corporate Secretary since January 1, 2014. Mr. Lorentzatos served as our Senior Vice President, General Counsel and Corporate Secretary from September 2010 to December 31, 2013, and has 16 years of experience in the oil and gas industry and 20 years practicing law. In addition, Mr. Lorentzatos is responsible for the oversight and management of the Company's human resources, information technology, corporate services and governmental affairs departments. He previously served as Senior Counsel with Targa Resources from July 2007 to September 2010. From April 2006 to July 2007, he served as Senior Counsel to ConocoPhillips. Prior to the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, he served as Counsel and Senior Counsel to Burlington since August 1999. From September 1995 to August 1999, he was an associate with Bracewell & Patterson, LLP. Mr. Lorentzatos holds a Bachelor of Arts from Washington and Lee University, a Juris Doctor from the University of Houston, and a Masters of Business Administration from the University of Texas at Austin.

MEETINGS AND COMMITTEES OF DIRECTORS
The Board of Directors of the Company held eleven meetings during 2015, and its independent directors met in executive session nine times during 2015. During 2015, each of our directors attended over 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which that director served, with the exception of Mr. Swanson who attended 68% of the aggregate of the meetings of the Board and the committees on which he serves. Mr. Swanson recused himself from meetings of the Board and committees when a potential conflict of interest arose, and he rejoined such meetings when the potential conflict was resolved.
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is composed entirely of independent directors.
Audit Committee. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Corporate Governance” and “Audit Committee Report” sections included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com. The members of the Audit Committee are Messrs. McShane (Chairman), Cassidy and Collins. The Audit Committee held four meetings during 2015.
Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the “Corporate Governance” section included herein and also in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com. The members of the Nominating and Governance Committee are Messrs. Cassidy (Chairman), Swanson and Collins. The Nominating and Governance Committee held three meetings during 2015.
Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.oasispetroleum.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	approve the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees; and

•	exercise oversight of all matters of executive compensation policy.
The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.
The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2015, the Compensation Committee engaged the services of Longnecker & Associates (“Longnecker”). In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers, and whether Longnecker owns any shares of our common stock. The terms of Longnecker’s engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker. Among the services Longnecker was asked to perform were assessing the relationship between executive pay and performance; apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; and advising on the design of the Company’s incentive compensation programs.
The members of the Compensation Committee are Messrs. Swanson (Chairman), Cassidy, McShane and Shackouls. The Compensation Committee held five meetings during 2015.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Swanson, Cassidy, McShane, and Shackouls served on the Compensation Committee during 2015. None of the directors who served on the Compensation Committee during 2015 has ever served as one of the Company’s officers or employees. During 2015, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:
•Role and functions of the Board of Directors and its Lead Director
•Qualifications and independence of directors
•Size of the Board of Directors and director selection process
•Committee functions and independence of committee members
•Meetings of non-employee directors
•Self-evaluation
•Ethics and conflicts of interest
•Compensation of the Board of Directors
•Succession planning
•Access to senior management and to independent advisors
•New director orientation
•Continuing education
The “Corporate Governance Guidelines” are posted on the Company’s website at www.oasispetroleum.com/investors/corporate-governance/. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval. The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters, and the Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
Chairman. Mr. Nusz has served as a Director and our Chief Executive Officer since our inception in March 2007. He also served as our President until January 1, 2014. At the time of our initial public offering, Mr. Nusz was named Chairman of the Board of Directors. The independent members of the Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.
To ensure a strong and independent board, all directors of the Company, other than Mr. Nusz and Mr. Reid, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will designate one of its members as the Lead Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.
Lead Director. Mr. McShane has served as Lead Director of the Board since August 9, 2010. In this capacity, Mr. McShane provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. The Lead Director's responsibilities and authority generally include:

•	serving as chairman of the executive sessions of the independent directors and all other Board meetings at which the Chairman is not present;

•	establishing the agenda for each meeting of the non-management directors;

•	serving as the Board’s contact for employee and stockholder communications with the Board of Directors;

•	calling special meetings of the independent directors when necessary and appropriate;

•	serving as a liaison between the Chairman and independent directors;

•	consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent directors;

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	facilitating communications among the other members of the Board; and
•performing other duties as the Board may from time to time delegate.
In addition, all directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.
Additionally, the Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has complete access to the Company’s management team.
The diversity and strength of the Board members' professional and leadership experience allows for open and robust dialog and decision making ability. The Board also reviews annually the leadership structure of the Board and considers the combined role of Chairman and Chief Executive Officer. Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong, experienced and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO, with strong and independent oversight by the Lead Director and the other independent directors, best serves the interests of the Company and its stockholders.
Communications with the Board of Directors
Stockholders or other interested parties may contact any director (including Mr. McShane, the Board’s Lead Director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters also will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.
Director Independence
The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that all five non-employee directors (Messrs. Cassidy, Collins, McShane, Shackouls and Swanson) are independent.

Director Qualifications
A number of the members of the Board of Directors have served as members of senior management and/or directors of other public and private companies. In addition, all members of the Board of Directors have extensive experience in the oil and natural gas or other extractive industries and are familiar with board processes.
In particular, Messrs. Nusz and Reid have served as the Chairman and Chief Executive Officer of the Company and the Chief Operating Officer, respectively, since they founded the Company in 2007. In addition, Mr. Nusz served as President of the Company until January 1, 2014 when Mr. Reid was appointed to the position. Together, they have over 60 years of experience in the oil and gas industry. Mr. Nusz has served as an executive at another publicly traded oil and gas company, and both Messrs. Nusz and Reid have served in management and operational roles for publicly traded oil and gas companies. Messrs. Nusz and Reid's deep knowledge of the Company and the industry resulting from their tenure with the Company and various roles at other oil and gas companies make them critical members of the Board.
Likewise, Messrs. Collins and Shackouls provide extensive industry and management experience to the Board. Mr. Collins has served as the President of a large oil and gas company and is currently an independent oil and gas operator. Mr. Shackouls has served as Chairman of the Board of a large natural resources business, and both Messrs. Collins and Shackouls currently sit on the board of other publicly traded energy companies. They are well positioned to provide key insight into asset management, operations and strategy, and the Board benefits from their experience in managing large organizations.
Mr. McShane brings a unique perspective to the Board due to his decades of experience in the energy services industry where he has served, at two publicly-traded energy services companies, as Chairman of the Board and Chief Executive Officer and Chief Financial Officer. Currently, he sits on the boards of three publicly traded energy companies with operations in the oilfield services, infrastructure and energy technology sectors, and he consults for a global private equity firm. Mr. McShane also serves the Board as the Audit Committee's financial expert. Mr. Cassidy also brings a diverse energy-related background to the Board. He has served as a geophysicist and later in management and executive positions at an investment banking firm, an asset management fund, a midstream and downstream energy company, and, currently, as CFO of a publicly traded, independent exploration and production company. Mr. Swanson is a managing partner at an investment management firm and brings a wealth of experience in energy finance and oil and gas investments, as well as knowledge gained serving on numerous boards of public and private oil and gas exploration and production companies during his tenure with the firm. Messrs. McShane, Cassidy and Swanson are familiar with issues, trends and opportunities within the oil and gas industry, providing the Board with valuable expertise when evaluating potential acquisition opportunities and exploration projects.
Majority Voting for Election of Directors
Though the Company’s bylaws provide for the election of directors by a plurality of votes cast, on February 1, 2015 the Board of Directors approved an amendment to the Corporate Governance Guidelines to implement a director resignation policy whereby a director nominee in an uncontested election who receives more votes "withheld" than votes "for" his election is required to tender his resignation to the Board of Directors for its consideration. In such event, the Nominating and Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. The Company believes that this majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all stockholders.
Financial Literacy of Audit Committee and Designation of Financial Experts
The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in July 2015. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Michael McShane, is an Audit Committee financial expert as defined by the SEC.
Oversight of Risk Management
Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and, through the Audit Committee, the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.
The Company’s Audit Committee, which is composed entirely of independent directors, is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects. Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.
Stock Ownership Guidelines
Our Board of Directors has adopted Stock Ownership Guidelines that establish minimum ownership levels for Named Executive Officers (defined below) and a period during which Named Executive Officers should accumulate stock if they were not yet at minimum levels when the guidelines were adopted in December 2010. The Stock Ownership Guidelines are advisory in nature and require our Named Executive Officers, other than Mr. Nusz, to own shares having a value equal to two times their respective annual base salaries, and Mr. Nusz to own shares having a value equal to five times his annual base salary. Our executives are required to hold shares until such ownership requirements are met. All of our Named Executive Officers own stock in excess of the minimum ownership levels currently applicable to them. For our non-employee directors, the Stock Ownership Guidelines designate a minimum ownership level of three times the annual cash retainer fee, and all of our non-employee directors own stock in excess of this minimum ownership level.
Prohibitions on Hedging, Insider Trading, and Pledging Company Securities
Our securities trading policy provides that executive officers, including our Named Executive Officers, and our directors, may not, among other things, purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, buy our securities on margin, or otherwise hedge their ownership of our stock. The purchase or sale of stock by our executive officers and directors may only be made during certain windows of time and under the other conditions contained in our securities trading policy. In addition, effective May 3, 2013, we updated our securities trading policy to specify that our executive officers are prohibited from pledging our stock without prior approval by our Board of Directors. At that time, the Board ratified an existing pledge of shares by Mr. Nusz, which pledge had been previously disclosed by Mr. Nusz to the Board.
Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of the Company’s directors attended last year’s annual meeting. We anticipate that all of our directors will attend the Annual Meeting.
Available Corporate Governance Materials
The following materials are available on the Company's website at www.oasispetroleum.com/investors/corporate-governance/:

•	Corporate Governance Guidelines;

•	Charter of the Audit Committee of the Board;

•	Charter of the Compensation Committee of the Board;

•	Charter of the Nominating and Governance Committee of the Board;

•	Code of Business Conduct and Ethics;

•	Financial Code of Ethics;

•	Related Persons Transactions Policy;

•	Insider Trading Policy; and

•	Short-swing Trading and Reporting Policy.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis
This compensation discussion and analysis, or CD&A, (i) explains the Company's compensation philosophy, objectives, policies, and practices with respect to its executive officers, and (ii) analyzes the elements of compensation for the individuals identified below, whom the Company refers to in this CD&A as the Company's "Named Executive Officers."

Name	Title and Position During 2015
Thomas B. Nusz	Chairman and Chief Executive Officer
Taylor L. Reid	President and Chief Operating Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	Executive Vice President, General Counsel and Corporate Secretary
Roy W. Mace(1)	Senior Vice President and Chief Accounting Officer
________________
(1) Mr. Mace retired from the Company, effective August 15, 2015.
The CD&A should be read in conjunction with the information presented in the tables, including the Summary Compensation Table, in the "Executive Compensation" section which follows this CD&A. Although this CD&A focuses on compensation information relating to the fiscal year ended December 31, 2015, we also describe compensation actions taken before or after the last completed fiscal year to the extent such discussion enhances the understanding of our executive compensation objectives and practices.
Executive Summary
The Company compensates its executive management using a mix of base salary, annual performance-based cash incentive awards, and long-term equity-based compensation, with the objectives of attracting and retaining key executive officers critical to long-term success, compensating those executive officers fairly and competitively for their responsibilities and accomplishments, providing incentives for future performance, and aligning management’s interests with the long-term interests of the Company’s stockholders. The Company believes that base salary levels should generally be set near the middle of the Company’s competitive marketplace for comparable positions, and that the Company’s variable compensation programs (i.e., the annual performance-based cash incentive and long-term incentives) should result in total compensation that is heavily influenced by Company performance.
Stockholder Outreach and 2015 Say-on-Pay Vote. Stockholder outreach is an integral part of the Company’s business practices, and the Company values its stockholders' feedback on a variety of important topics, including our operations, corporate governance and executive compensation. Each year, members of our executive management team engage with and receive feedback from our investors through continual conversations and outreach. For example, during 2015, we had more than 500 face-to-face interactions with investors through our participation in more than 25 investor events, where we met-individually and in small groups-with many investors, as well as proactive visits with investors in both our offices and in their offices. Our outreach efforts are aimed at fostering an ongoing dialogue with our investors to address any topics on their minds.
Following our 2015 annual meeting and most recent say-on-pay vote, our Compensation Committee determined that we should pursue a more formal stockholder outreach campaign focused on our compensation practices. Between October and December of 2015, members of management and our Compensation Committee sought input from our largest investors (representing over 50% of our outstanding shares). Specifically, we discussed with our stockholders and sought comments on our executive compensation program as a whole, each individual element of our program, and whether there were other compensation or corporate governance matters the investor wanted to discuss with us. Certain of our investors declined to meet with us, stating generally that our compensation philosophy and structure were satisfactory. From the conversations with those investors who did elect to speak with us, we were able to confirm that stockholders generally supported the structure and elements of our compensation program. Forty percent of the stockholders with whom we engaged during this process had voted against the 2015 say-on-pay proposal. The reasons they gave for doing so were unrelated to the structure of our compensation program or any particular element of the program.

Following is a summary of the feedback we received from the investors with whom we engaged, and our responses:

Feedback	Our Responses
Investor respondents that had voted against the say-on-pay proposal gave the following general reason:

• the proxy statement disclosure related to performance goals did not provide enough information to make an informed decision.

Enhanced Disclosure

➢We have enhanced the disclosure of our executive compensation program in our 2016 proxy statement, including providing significant additional detail related to:
✓the evaluation of the achievement of our performance goals and targets for 2015;
✓the payment of annual performance-based cash incentive awards. Please see "--Annual Performance-Based Cash Incentive Awards--2015 Performance Goals and Awards;"
✓the evaluation of the achievement of our performance goals and targets for 2014 in order to provide a reference for the evaluation of our 2015 performance goals and metrics and to demonstrate the consistency of our pay-for-performance compensation program.

➢In addition, in consultation with ISS Corporate Solutions, we have addressed certain proxy advisory firm concerns identified in connection with our 2015 say-on-pay proposal*, including:
✓pay-for-performance alignment (see "--Total Shareholder Return as a Performance Metric for Performance-Based Pay");
✓long-term incentive program not majority time-based (see "Long-Term Equity-Based Incentives--2014 LTIP Awards");
✓the elimination of the retesting feature of our performance share units ("PSU") (see "Long-Term Equity-Based Incentives--2016 Performance Share Units; Elimination of "Re-Testing" Feature").
* We note that another prominent advisory firm recommended that stockholder voe "For" our 2015 say-on-pay proposal.

Investor respondents that had voted for the say-on-pay proposal indicated that:

• they had "no significant concerns" about the Company's executive compensation program;

• the stockholder and the Company are "philosophically aligned" with respect to executive compensation practices;

• the Company is "incredibly thoughtful" with respect to its executive compensation program; and

• "the structure of the executive compensation program aligns with best practice."

Continued Commitment to a Balanced Compensation Philosophy
We believe our investors continue to support our current compensation philosophy and view our program as well-structured and aligned with performance. We remain committed to following best practices in our executive compensation program, which are highlighted below under "Compensation Program Philosophy and Objectives--Best Practices in Our Executive Compensation Program" and described in greater detail throughout this CD&A.

Investors consistently indicated that they understood and supported the structure and individual elements of the Company's executive compensation program.
Continued Commitment to Clear Communication of the Elements of our Executive Compensation Program
Except for the addition of annual PSU grants in 2012, which were added in order to increase the amount of compensation directly tied to performance, our named executive officer compensation structure and elements have remained generally consistent year-to-year since our initial public offering in 2010.

Please see "--2015 Modifications to Executive Compensation Program" below for information about modifications that we made to our executive compensation program in 2015, in order to help ensure our executive compensation program meets certain best market practices.

We believe our investor interactions have been meaningful and have given us useful feedback to strengthen our compensation programs, improve our disclosure practices in this proxy statement and address other governance matters. We currently hold say-on-pay advisory votes every two years, with the next such vote scheduled to occur at our 2017 annual meeting of stockholders.

2015 Modifications to Executive Compensation Program. In addition to our stockholder engagement efforts in 2015, we also made the following modifications to our executive compensation program in 2015, in consultation with ISS Corporate Solutions and in order to further align our executives' incentives with Company performance and best market practices:

•
removed the single-trigger equity vesting provision from all Named Executive Officer Employment Agreements and replaced these provisions with "double-trigger" vesting provisions, consistent with best market practices (see "Employment Agreements");

•
beginning with PSUs granted in February 2016, eliminated the opportunity to re-test performance achievement beyond the initial performance period, which is a feature of the PSUs granted in February 2015 and prior years, consistent with best market practices (see "Long-Term Equity-Based Incentives--2016 Performance Share Units; Elimination of "Re-Testing" Feature"); and

•
changed allocation of our Chief Executive Officer's long-term equity-based compensation beginning in 2015 from 50% PSU and 50% restricted stock to 55% PSU and 45% restricted stock to further align our Chief Executive Officer's compensation opportunities with our Company's performance (see "--Total Compensation Opportunities--Elements of Our Compensation and Why We Pay Each Element").

Best Practices in Our Executive Compensation Program. Our program is competitive and continues to reflect an alignment with current governance trends and best practices, including stockholder-friendly features such as:

	What We Do		What We Don't Do
☑
Pay for Performance - Our executives' total compensation is substantially weighted toward performance-based pay. Our annual performance-based cash incentive awards are based on performance against metrics set in advance which reflect key financial, operational and strategic objectives. At least 50% of our long-term equity compensation awards to Named Executive Officers are PSUs, which are earned based on our relative total shareholder return against our peers.

☒
Excise Tax Gross-Ups - Neither our change in control plans nor our employment agreements with each of our Named Executive Officers (the "Employment Agreements") provide for excise tax gross-ups or any other tax gross-ups for perquisites.

☑
Robust Stock Ownership - We have adopted robust stock ownership guidelines for our executives and directors. Named Executive Officers, other than Mr. Nusz, are required to own shares having a value equal to 200% their respective annual base salaries; and for Mr. Nusz, 500% his annual base salary. Our executives are required to hold shares until such ownership requirements are met.
☒
Evergreen Employment Agreements - The Employment Agreements have three-year terms, expiring March 20, 2018. Whether or not the terms of any of these agreements will be extended, is a decision that our Compensation Committee will make closer to the time the terms are due to expire.

☑
Double-Trigger Equity Award Vesting - The Employment Agreements contain a "double trigger" accelerated vesting provision, which requires certain termination of employment events to occur in addition to a change in control in order for accelerated vesting of equity awards to occur.
☒
Single-trigger Vesting in Employment Agreements - None of our equity incentive plans nor any of the Employment Agreements provide for automatic single trigger vesting of unvested equity awards upon the occurrence of a "change in control" (as defined in the LTIP).

☑
External Benchmarking - Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
☒
Hedging or Derivative Transactions in Company Stock - We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin. In addition, our executives are prohibited from pledging Company stock without approval of the Board.

☑	Independent Compensation Consultant - We have engaged an independent executive compensation consultant who reports directly to the Compensation Committee and provides no other services to the Company.	☒	Perquisites - We offer minimal perquisites to the Company's executives, including parking and health club dues, which are available to all Company employees.
☑	Focus on Total Compensation - Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.	☒
No Stock Option Repricing, Reloads, or Exchange without Stockholder Approval - Our LTIP prohibits stock option repricing, reloading or exchange without stockholder approval. In addition, in 2015, we amended our LTIP in order to limit potential recycling of shares subject to stock options and stock appreciation rights.

☑
Mitigation of Undue Risk - We carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

☑
Clawback in our Employment Agreements - In the Employment Agreements, we included clawback provisions applicable to compensation payable or paid pursuant to the Employment Agreements that is deemed incentive compensation and subject to recovery pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Total Shareholder Return as a Performance Metric for Performance-Based Pay. Since our initial public offering in 2010, the structure of our compensation program has been consistent year-to-year, except for the addition of PSU awards in 2012. These PSU awards serve to further align the interest of our Named Executive Officers and stockholders by (i) making a portion of the executive's compensation dependent upon the Company's total shareholder return ("TSR") as compared to its peers and (ii) increasing the percentage of the executive's compensation which is directly tied to the Company's performance.
Currently, our compensation program is structured so that at least 30% of the targeted total compensation granted to our Named Executive Officers each year, and nearly 40% for our Chief Executive Officer, is made up of PSU awards, which means that 30% to 40% of such officers' pay depends on the Company's relative TSR as compared to its peers over a specified performance period; see "--Elements of Our Compensation and Why We Pay Each Element" and "--Total Compensation Opportunities--How Elements of Our Compensation Program are Related to Each Other" below.
For 2015, approximately 25% to 34% of our Named Executive Officers' total compensation actually was made up of PSU awards due to the fact that the Committee reduced the February 2015 grants of restricted stock and PSUs to our Named Executive Officers below each such officer's targeted level in view of industry conditions and commodity prices at the time of the grants; see "--Industry and Company Overview, Company Performance Highlights and Impact on Compensation Decisions--Impact on 2014 and 2015 Compensation Decisions" below.
The TSR metric does not always accurately measure performance since it can be influenced by economic factors outside of the control of the Company and management, such as the worldwide collapse of crude oil prices. Nevertheless, TSR is a metric that some stockholders value, and so we continue to base a significant portion of our Named Executive Officers' compensation on TSR through the issuance of PSU awards. Our stockholders have voted to approve each of our three say-on-pay proposals, and we believe our investors continue to support our current philosophy and view our program as well-structured and aligned with performance.
Industry and Company Overview, Company Performance Highlights and Impact on Compensation Decisions.
In addition to basing a significant portion of our Named Executive Officers' compensation on the Company's relative TSR through the issuance of PSU awards, the Compensation Committee routinely considers the Company's stock price performance in determining both annual and long-term incentive compensation to such officers. The Committee also may consider factors such as the Company's safety performance and industry and market conditions, in addition to stock price performance, and all incentive compensation is subject to the Committee's discretion with respect to such factors.
Industry and Company Overview. We produce and market oil and natural gas, which are commodities. The price that we receive for the oil and natural gas we produce is largely a function of market supply and demand. Over or under supply of, and changes in demand for, oil or natural gas can result in substantial price volatility. Demand is impacted by general economic conditions, weather and other seasonal conditions, including hurricanes and tropical storms. Oil supply in the United States has grown dramatically over the past few years, and this, coupled with increases in production from key oil-producing nations, has contributed to the current global oversupply of crude oil, which has caused a sharp decline in oil prices since mid-2014 and a corresponding decline in the stock prices of companies, like us, that produce and market oil and natural gas, as well as companies that are industry service providers. In 2015, oil inventories continued to build as global oil supply continued to outpace demand. Historically, commodity prices have been volatile, and we expect that volatility to continue in the future. For example, during 2014, the NYMEX West Texas Intermediate crude oil index price ("WTI") averaged $92.07 per barrel throughout the year, but during 2015, WTI averaged $48.75 per barrel. As of December 31, 2015, WTI had declined to $37.13. Furthermore, the average price at which we sold a barrel of oil during 2014, without taking into account derivative settlements, was $82.73; in 2015, the average price was $43.04. In 2014, our average sales price per Mcf of natural gas was $6.81; in 2015, the average price was $2.08.
Impact on 2014 and 2015 Compensation Decisions. When our Compensation Committee met in early December 2014 to approve compensation for 2015, the Company's most recent say-on-pay proposal had received 98% support, so the Committee made limited changes to the structure of the Company's executive compensation program. However, during the second half of 2014, WTI declined dramatically by over 40% (i.e., from $106.07 per barrel on June 30, 2014 to $65.89 per barrel on December 5, 2014), due to the global oversupply of crude oil, and we experienced a corresponding significant decline in our stock price. These market conditions had a significant impact on the Company's 2014 results, which were below our targeted performance goals, and the compensation approved by the Compensation Committee for 2015 reflects those results and market conditions, including as follows:

•	no increases to base salary for any Named Executive Officer for 2015 (base salaries for 2015, other than for Mr. Mace, are below the 50th percentile of our compensation peer group);

•
annual performance-based cash incentive awards for 2014 (paid in 2015), which are based solely on the performance of the Company and not the performance of the individual, were paid at 70% of each Named Executive Officer's target percentage of base salary;

•	restricted stock and PSU awards granted in 2015 were reduced to 70% of target percentage of each Named Executive Officer's base salary; and

•	no discretionary employer contribution was made to 401(k) plan participants.
We believe the total direct compensation received by our Named Executive Officers for 2015 reflects the Company performance for the year, as well as the challenging market conditions.
Impact of Determination of 2015 Performance Goals on Annual Incentive Award Opportunity. In early 2015, the performance goals established by the Board for the annual cash incentive award amounts that our Named Executive Officers would have the opportunity to earn in 2015 were set in a much more difficult and uncertain commodity price environment than the 2014 performance goals (WTI had declined by 50% since the 2014 goals were set). However, as discussed below, our Board still moved to set rigorous goals, with "target" performance set at a level at which the Board believed the Company had approximately a 50% chance of achieving.
2015 Performance Goals for Annual Cash Incentive Awards. The following table sets forth the performance incentive metrics and goals, established by the Board in early 2015, which the Compensation Committee used to evaluate Company performance when determining our Named Executive Officers' annual cash incentive awards for the year ended December 31, 2015.

Metric	Weighting	2015 Performance Goal(1)
Production
Volume (barrel oil equivalent "Boe" per day)	20%	47,000
Reserve Growth & Efficiency
Proved Developed finding and development cost ($/Boe)	20%	$27.16
Cost Structure
LOE ($/Boe)	10%	$9.75
G&A ($MM)	10%	$98
EBITDAX ($MM)	20%	$725
Initiatives (Strategic and Operational Goals)	20%
_____________
(1) The Company set its capital budget of $705 million at the time the performance goals were established.
The "Initiatives" performance goal assesses achievement by the Company of various strategic and operational goals, which we have identified as key drivers of financial and operational business success (including, for 2015, environmental, health and safety program, cost structure and optimization of producing assets, completion and well performance best practices, planning, communication, capital allocation and effectiveness, government and regulatory matters, organizational effectiveness and employee development, and midstream and marketing execution) which are, together, weighted 20%. Each "initiative" is defined, specific, measurable, time-based, and gradable.
2015 Company Performance Highlights. Under the leadership of the executive management team, the employees of Oasis came together and far exceeded expectations for performance in 2015 despite the challenging commodity price environment affecting our industry. We managed to grow production and improve well results, while reducing costs. Further, the Company was free cash flow neutral for the second, third and fourth quarters of 2015. Finally, we maintained a very strong liquidity position in spite of market conditions. The following are key highlights that relate to these achievements:

•	We grew production in 2015 while spending 70% less in drilling and completion capital year-over-year and approximately $100 million less than our original total capital budget as described below:

◦	Production increased by 11% from 45,656 Boe per day in 2014 to 50,477 Boe per day in 2015, which was above the high end of our original 2015 guidance range of 45,000 to 49,000 Boe per day.

◦	We reduced lease operating expense per Boe by 23% compared to 2014 levels, and 17% below the low end of our original 2015 guidance range.

◦	We reduced the cost of a high intensity well by 34%, or $2.6 million, from the fourth quarter of 2014.

◦
We reduced our rig count from 16 rigs to 3 rigs, and our frac crews from 6 crews to 2 crews; due to our service contract strategy, we avoided sizable early termination penalties that many of our competitors faced.

◦
We completed 60% of our wells in 2015 with a high intensity design, compared to 20% in 2014. Results to date indicate that these wells are benefiting from 30% to 60% greater early time production, which translates into additional capital efficiency for each well we complete with a high intensity design.

◦	We reduced capital expenditures by 61% as compared to 2014 capital expenditures to $610.0 million for the year ended December 31, 2015, and 13% below our original budget of $705 million for 2015.

•
Adjusted EBITDA for Oasis Midstream Services grew to $66 million for 2015, an increase of 2.4 times the 2014 level and 1.8 times our original 2015 guidance. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations--Non-GAAP Financial Measures--Adjusted EBITDA" on pages 66 to 68 of our Annual Report for a reconciliation of Adjusted EBITDA to income before income taxes.

•
We aggressively hedged in both 2015 and 2016. In 2015, we received $370.4 million of cash settlements from hedging contracts, which was $20.10 per Boe of hedge benefit. During 2015, we also hedged 9.3 million barrels of oil for 2016 at an average price of $53.36, which protects our cash flow in the current commodity price environment.

•	At December 31, 2015, we had $9.7 million of cash and cash equivalents and had total liquidity of $1,391.5 million, including the availability under our revolving credit facility.
Additional operational highlights for 2015 include:

•	We had estimated net proved oil and natural gas reserves at December 31, 2015 of 218.2 MMBoe, of which 85% consisted of oil and 68% were classified as proved developed.

•
We ended the year with a leasehold position of 484,745 total net acres in the Williston Basin, primarily targeting the Bakken and Three Forks formations. In addition, we increased our acreage that is held by production to 442,292 net acres as of December 31, 2015.

Although we experienced much operational success in 2015, we, and the industry as a whole, are still facing a difficult commodity market due to the steep decline in oil prices stemming from the global oversupply of crude oil. Therefore, management has focused on positioning the Company to successfully weather the current market price environment. For 2016, we have reduced our capital expenditure budget by over 50% compared to 2015 expenditures, reduced our rig count to 2 rigs, and plan to continue to focus our development program in the core of the Williston Basin, where we have experienced the best well results and highest returns.
Industry and Company Performance and Impact on 2015 Annual Cash Incentive Awards. By the end of 2015, the Company had exceeded the target level of performance for each of the performance goals established at the beginning of the year for purposes of determining the annual cash incentive awards, and therefore, the Named Executive Officers earned annual cash incentive awards for 2015 that approached the top of each officer's respective range, based on a percentage of such officer's base salary. These 2015 performance goals, their assessment and results are discussed further below under "--Annual Performance-Based Cash Incentive Awards--2015 Performance Goals and Annual Cash Incentive Award Opportunity."
However, in consideration of prolonged depression of crude oil prices and related industry conditions, the Compensation Committee significantly reduced such annual cash incentive awards from what the Named Executive Officers would have earned based on Company performance, and approved the awards at each officer’s target award opportunity level; see “-Annual Performance-Based Cash Incentive Awards-2015 Performance Goals and Annual Cash Incentive Award Opportunity” below.
Industry and Company Performance and Impact on 2016 Compensation Decisions. When the Compensation Committee met in December 2015 to consider 2016 compensation opportunities for the Named Executive Officers, the Company still faced difficult and uncertain market conditions, including the same prolonged depression of crude oil prices and related industry conditions that had resulted in the Compensation Committee exercising its negative discretion to reduce actual annual cash incentive awards amounts below the amounts that the Named Executive Officers otherwise would have earned based on Company achievement in 2015, and the compensation approved by the Compensation Committee for 2016 reflects those conditions, including as follows:

•	for the second year in a row, no increases to base salary for any Named Executive Officer for 2016 (base salaries for 2016 are below the 50th percentile of our compensation peer group);

•
bonuses for 2015 (paid in 2016) were significantly reduced from what the Named Executive Officer would have earned based on Company performance in 2015, and were paid at target percentage of base salary;

•
restricted stock and PSU awards granted in 2015 were significantly reduced from what the Named Executive Officer would have been awarded based on Company performance in 2015, and were granted at approximately 60% of target percentage of base salary for our Chief Executive Officer, and less than 65% of target for our other Named Executive Officers; and

•	no discretionary employer contribution was made to 401(k) plan participants.
Please see "Executive Compensation Program for 2015--Annual Performance-Based Cash Incentive Awards--2015 Performance Goals and Annual Cash Incentive Award Opportunity" and "--Long-Term Equity-Based Incentive--2016 LTIP Awards" for more information about the reductions to the annual cash incentive and long-term equity incentive awards to our Named Executive Officers despite the Company's achievement of its 2015 performance goals.
Compensation Program Philosophy, Objectives and Structure
Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate the most qualified individuals in the oil and gas industry. Our compensation program is designed to reward performance that supports our long-term strategy and achievement of our short-term goals. We believe that compensation should:

•
Be competitive. Compensation should help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	Be aligned with stockholder interests. Compensation should align the interests of the individual with those of our stockholders with respect to long-term value creation;

•
Pay for performance. Compensation should pay for performance, whereby an individual’s total direct compensation is heavily influenced by company performance and directly tied to the attainment of annual company performance targets; and

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Encourage individual accountability. Compensation should reflect each individual's contribution to the attainment of annual company performance targets, and the unique qualifications, skills, experience and responsibilities of the individual.

Elements of Our Compensation and Why We Pay Each Element. Since our initial public offering in 2010, the structure of our compensation program has been consistent year-to-year, except for the addition of PSU awards in 2012. These PSU awards serve to further align the interest of our Named Executive Officers and stockholders by (i) making a portion of the executive's compensation dependent upon the Company's Total Shareholder Return ("TSR") as compared to its peers and (ii) increasing the percentage of the executive's compensation which is based on the Company's performance. Our stockholders have voted to approve each of our three say-on-pay proposals, and we believe our investors continue to support our current philosophy and view our program as well-structured and aligned with performance. The compensation program for our Named Executive Officers is comprised of the elements shown in the table below, and each plays a unique role in meeting our compensation objectives:

CompensationElement	Purpose	Target	Competitive	Performance-Based	Stockholder Alignment	Talent Focus

Base Salary
• recognize each executive officer’s unique value and contributions to our success in light of salary norms in the industry and the general marketplace;
• remain competitive for executive-level talent within our industry;
• provide executives with sufficient, regularly-paid income;
• reflect position and level of responsibility
		• by position, the market 50th percentile of our peer group	✓			✓
Annual Performance-based Cash Incentive	• motivate management to achieve key annual corporate objectives; • align executives’ interests with our stockholders’ interests	• percentage of executive base salary which varies by position • payment made based on achievement of specified Company performance goals	✓	✓	✓	✓
Long-term Equity-based Compensation ➢PSU ➢Restricted Stock
• balances short and long-term objectives;
• aligns our executives’ interests with the long-term interests of our stockholders;
• rewards long-term performance relative to industry peers;
• makes our compensation program competitive from a total remuneration standpoint;
• encourages executive retention;
• gives executives the opportunity to share in our long-term value creation
		• percentage of executive base salary which varies by position • CEO - 45% restricted stock; 55% PSUs • Other NEOs - 50% restricted stock; 50% PSUs	✓ ✓	✓ ✓	✓ ✓	✓ ✓
Other Employee Benefits	• health and welfare, including medical, dental, short and long-term disability, health club subsidy and 401(k) plan with employer matching of first 6% eligible compensation contributed	• benefits available to all employees • limited perquisites	✓		✓
Change of Control and Severance Benefits
• provide financial security to help ensure that officers remain focused on our performance and the continued creation of stockholder value rather than on the potential uncertainties associated with their own employment;

• change in control benefits are "double trigger"
		• provide industry-competitive compensation package for our executives	✓		✓	✓

Setting Executive Officer Compensation
Role of the Compensation Committee. Our Compensation Committee makes all compensation decisions related to our Named Executive Officers and oversees a rigorous process to evaluate progress toward performance goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.
As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2015 to review and discuss executive compensation matters with respect to 2015. Each year, at its December meeting, the Committee considers a range of information to determine the appropriate annual performance-based annual cash incentive bonus payments for our Named Executive Officers for the current year, including:

•	Company performance relative to the Company's performance goal guidelines established by the Board at the beginning of the year;

•	Company performance relative to the Company's operational, financial and strategic initiatives established at the beginning of the year; and

•
The current year’s economic environment, commodity price fluctuations and other unforeseen influences (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

In addition, at its December meeting, the Committee also evaluates and approves the structure of our compensation program. For 2015, our compensation structure, including base salaries and related annual performance-based cash incentive award and long-term equity-based incentive compensation opportunity targets, remained unchanged from 2014, except that Mr. Lou's annual performance-based cash incentive award target opportunity increased to 100% of base salary, from 80%, with corresponding adjustments to his threshold and maximum bonus opportunity percentages, in order to provide him with an opportunity to receive total direct compensation that is more competitive with that received by similarly situated officers at companies in our 2015 compensation peer group. For 2016, the Compensation Committee did not make any changes to the 2015 compensation structure.
Our Compensation Committee generally intends to target approximately the market 50th percentile for base salary and total direct compensation within our peer group and to structure our annual cash and long-term incentives to provide our executive officers with an opportunity to earn up to a maximum of approximately the market 75th percentile for total direct compensation, in recognition of exceptional Company and individual performance. To date, we have not paid the maximum possible bonus which would be necessary to achieve total direct compensation near the 75th percentile, to any executive officer in any year since our initial public offering. See "--Benchmarking and Peer Group" below.
Our Compensation Committee does review survey information as a frame of reference, taking into consideration factors such as the age of the data in the survey, the particular officer’s contribution to our financial performance and condition, as well as such officer’s qualifications, skills, experience and responsibilities. Our Compensation Committee also considers such factors as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary and total direct compensation of a particular officer may be greater or less than the market 50th percentile and total potential direct compensation may be greater or less than the market 75th percentile and, in any event, our Compensation Committee recognizes that the compensation of certain of our executive officers whose base salary and total direct compensation are currently less than the market 50th percentile may continue to build to these targeted levels.
Role of the Chief Executive Officer and Other Officers. The Compensation Committee considers input from Mr. Nusz, our Chief Executive Officer, Mr. Reid, our President and Chief Operating Officer, and Mr. Lou, our Chief Financial Officer, regarding our executive compensation structure and the individual compensation levels for each executive officer, including themselves. Our CEO and his officer team also provide information to the Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s determination of annual performance-based cash incentive bonuses. The Committee makes the final determination of Named Executive Officer compensation.
Role of the Compensation Consultant. Our Compensation Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. For 2015, our Compensation Committee engaged Longnecker to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including:

•	competitive benchmarking;

•	incentive plan design;

•	peer group selection; and

•	other trends and developments affecting executive compensation.
In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. As discussed above under “Meetings and Committees of Directors—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.
Benchmarking and Peer Group. In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our Named Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
For 2015, members of our management team met with representatives from Longnecker, our compensation consultant, and our Compensation Committee in the fourth quarter of 2014 to select a group of companies that they consider a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2015 compensation packages for our executive officers and non-employee directors. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization or enterprise value as us and (ii) potentially compete with us for executive-level talent. In light of these considerations, it was determined that certain changes to the 2014 peer group were necessary in order to establish an appropriate peer group for 2015.
2015 Peer Group. The 2015 peer group for compensation purposes consisted of:

• Cabot Oil and Gas Corporation	• QEP Resources Inc.
• Cimarex Energy Co.	• Range Resources Corporation
• Concho Resources Inc.	• Rosetta Resources Inc.
• Denbury Resources Inc.	• SM Energy Co.
• Halcon Resources Corp.	• Whiting Petroleum Corporation
• Newfield Exploration Company	• WPX Energy, Inc.
In addition, for purposes of calculating the number of PSUs earned at the end of an applicable performance cycle, we determine the Company's TSR ranking as compared to the TSR of a modified peer group that includes all of the above listed 2015 peer group companies and also Continental Resources, Inc. and EP Energy Corporation. We did not feel that it was appropriate to include these companies in our compensation peer group because (i) Continental Resources, Inc. has significantly higher annual revenue, assets, market capitalization and enterprise value than the Company, and (ii) the compensation information available for EP Energy Corp. includes awards and provisions specifically related to that company's recent initial public offering. However, with respect to evaluating our TSR performance as compared to our peers, we believe the TSR of both companies will provide relevant data.
Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries and total direct compensation for our Named Executive Officers at the market 50th percentile of our peer group, and targeting annual cash and long-term incentives so that our Named Executive Officers will have the opportunity to realize in future years total direct compensation up to the market 75th percentile of our peer group based on Company performance. For example, with respect to PSU awards, a Named Executive Officer may earn up to 200% of the initial PSUs granted, if, at the end of the performance period, the Company's TSR ranking among the PSU comparator group falls in the 75th percentile or above.
2016 Peer Group. Prior to the December 2015 meeting of our Compensation Committee, Longnecker worked with members of our management team and our Compensation Committee to adjust our peer group for 2016 so that the companies considered for compensation-setting purposes continue to be appropriate comparators based on the criteria described above. The 2016 peer group for executive and director compensation purposes consists of:

• Carrizo Oil & Gas, Inc.	• QEP Resources Inc.
• Denbury Resources Inc.	• Range Resources Corporation
• Energen Corp.	• SM Energy Co.
• Gulfport Energy Corp.	• Whiting Petroleum Corporation
• Laredo Petroleum, Inc.	• WPX Energy, Inc.
• Newfield Exploration Company
For subsequent years, our Compensation Committee will review and re-determine on an annual basis the composition of our peer group so that the peer group will continue to consist of oil and gas exploration and production companies (i) with annual revenue, assets, market capitalization or enterprise value (or other appropriate metrics) similar to us and (ii) which potentially compete with us for executive-level talent.
Conservative Philosophy. Although our Compensation Committee strives to compensate our Named Executive Officers competitively within our peer group, the Compensation Committee may compensate our Named Executive Officers below the 50th percentile of our peer group when conditions warrant. For instance, base salaries for our Named Executive Officers (other than Mr. Mace, who retired effective August 15, 2015) were below the applicable peer group 50th percentile in both 2015 and to date in 2016. In addition, even during a period of growth in the three years following our initial public offering, many of our executive officers were compensated well below the peer group 50th percentile. For example, from 2010 to 2012, in consideration of the Company's ability to pay, the base salaries of Messrs. Nusz and Reid averaged approximately 80% and 94%, respectively, of the 50th percentile for our respective peer groups. In 2012, the target total compensation of Messrs. Nusz and Reid was set at approximately 80% and 84%, respectively, of the 50th percentile for our 2012 peer group, and the Company began granting PSU awards. Since 2012, each Named Executive Officer has received at least 50% of his total annual equity-based incentive compensation in the form of PSUs.
2014 LTIP Awards and Pay-for-Performance Philosophy. In 2014, following a finding by Longnecker that from 2010 to 2012, our Named Executive Officers were undercompensated as compared to the 50th percentile of the Company's peer group in the aggregate an amount of $11.3 million, the Compensation Committee awarded such officers an aggregate of 69,920 shares of restricted stock, at a price of $42.45 per share, for a total value of $2.97 million, in recognition of their contributions to us. However, in connection with the distribution of our proxy statement for our 2015 Annual Meeting (the "2015 Proxy"), one firm reported that our long-term incentive compensation had changed to be majority time-based, instead of majority performance-based, noting that our Named Executive Officers were awarded more shares of restricted stock than PSUs in 2014. When the 2014 awards were first disclosed in the proxy statement for our 2014 Annual Meeting, we noted that "the aggregate value of the restricted shares awarded to each Named Executive Officer pursuant to these [restricted stock] grants exceeded the value determined based on the base salary percentage guidelines in order to reward the performance of our Named Executive Officers and their contributions to us." This quoted language refers to Longnecker's finding that the Named Executive Officers were undercompensated and our determination to grant our Named Executive Officers an aggregate of 69,920 additional shares of restricted stock, as described above in this paragraph. These awards vest over a three-year period, and as of December 31, 2015, the shares remain unvested. Due to market conditions, the value of the awards is currently approximately $421,000. See also "Benchmarking and Peer Group--Conservative Philosophy" above. We did not include this explanation or distinguish the 2014 discretionary grant from the 2014 annual grant in the 2015 Proxy; however, we want to do so now to make clear that our compensation practices have not changed and to emphasize the importance that we place on paying for performance.
Annual Executive Compensation Decisions
Total Compensation Opportunities -- How Elements of Our Compensation Program are Related to Each Other
We view the various components of compensation as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our executives' total compensation is "at risk" and tied to the Company's long- and short-term financial, operational and strategic goals.

•
Our compensation philosophy is to foster entrepreneurship at all levels of the Company by awarding long-term equity-based incentives, currently in the form of restricted stock and PSUs, as a significant and integral component of compensation.

•
We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

•
We believe that our compensation packages are representative of an appropriate mix of compensation elements, and we anticipate that we will continue to utilize a similar, though not identical, mix of compensation in future years.

The approximate allocation of the targeted direct compensation components approved for each Named Executive Officer by the Compensation Committee for 2015, is as follows (percentages are based on each Named Executive Officer’s 2015 base salary, and target amounts of compensation with respect to annual cash incentive bonus awards and long-term equity-based incentive awards):

	Thomas B. Nusz	Taylor L. Reid	Michael H. Lou	Nickolas J. Lorentzatos	Roy W. Mace
Base Salary	13%	17%	17%	21%	26%
Annual Cash Incentive Bonus	16%	17%	17%	17%	16%
Restricted Stock Awards	32%	33%	33%	31%	32%
PSUs	39%	33%	33%	31%	26%
Total	100%	100%	100%	100%	100%
The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Executive Officers for 2015 and to date in 2016.
Base Salary. Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. In setting annual base salary amounts, our Compensation Committee intends to generally target by position the market 50th percentile of our peer group, although the Compensation Committee also takes into consideration factors such as the particular officer’s contribution to our financial performance and condition, as well as the officer’s qualifications, skills, experience and responsibilities.
2015 Base Salary. At its December 2014 meeting, our Compensation Committee reviewed data with respect to our 2015 compensation peer group, but due to industry conditions, management did not recommend, and the Compensation Committee did not approve, an increase in the base salary of any of our Named Executive Officers for fiscal year 2015. As such, the 2015 base salaries of our Named Executive Officers were generally below the market 50th percentile for base salary rates for officers with like positions in our peer group, as shown below:

	2015 Base Salary	50th Percentile of 2015 Peer Group	Percentage of 50th Percentile
Thomas B. Nusz	$820,000	$889,578	92%
Taylor L. Reid	$500,000	$517,168	97%
Michael H. Lou	$420,000	$452,329	93%
Nickolas J. Lorentzatos	$360,000	$376,796	96%
Roy W. Mace(1)	$285,000	$236,027	121%
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(1) Mr. Mace retired from the Company effective August 15, 2015.
2016 Base Salary. At its December 2015 meeting, our Compensation Committee reviewed data with respect to our 2015 compensation peer group, but due to industry conditions, management did not recommend, and the Compensation Committee did not approve, an increase in the base salary of any of our Named Executive Officers for fiscal year 2016. As such, the 2016 base salaries of our Named Executive Officers were below the market 50th percentile for base salary rates for officers with like positions in our peer group, as shown below:

	2016 Base Salary	50th Percentile of 2016 Peer Group	Percentage of 50th Percentile
Thomas B. Nusz	$820,000	$865,633	95%
Taylor L. Reid	$500,000	$506,924	99%
Michael H. Lou	$420,000	$438,134	96%
Nickolas J. Lorentzatos	$360,000	$369,892	97%
Annual Performance-Based Cash Incentive Awards. We have historically utilized, and expect to continue to utilize, annual performance-based cash incentive awards to reward achievement of our annual Company performance goals. Our annual performance-based cash incentive program for our Named Executive Officers is governed by our Amended and Restated 2010 Annual Incentive Compensation Plan (the “Incentive Plan”).
2015 Performance Goals and Annual Cash Incentive Award Opportunity. In December of each year, the Compensation Committee establishes threshold, target and maximum bonus opportunities for each Named Executive Officer as a percentage of the officer’s base salary for purposes of determining the annual performance-based cash incentive awards for the upcoming year. For 2015, the bonus opportunities for the Named Executive Officers, other than Mr. Lou, were not changed from the levels in place for 2014 and were set as follows:

	Threshold (as % of base salary)	Target (as % of base salary)	Maximum (as % of base salary)
Thomas B. Nusz	60%	120%	240%
Taylor L. Reid	50%	100%	200%
Michael H. Lou(1)	50%	100%	200%
Nickolas J. Lorentzatos	40%	80%	160%
Roy W. Mace(2)	30%	60%	120%
___________________
(1) For 2015, Mr. Lou's target bonus opportunity was increased to 100% of base salary, with corresponding adjustments to his threshold and maximum bonus opportunity percentages, in order to provide him with an opportunity to receive total direct compensation that is more competitive with that received by similarly situated officers at companies in our 2015 compensation peer group.
(2) Mr. Mace retired from the Company effective August 15, 2015.
Also in December of each year, the Company sets threshold, target and maximum levels for a limited number of established annual performance goals, each with a pre-assigned weighting, to serve as a guideline for determining the actual annual performance-based cash incentive bonus amounts earned by our executive officers for the upcoming year. In general, our Board of Directors attempts to set rigorous performance objectives such that there will be approximately a 50% probability achieving the target performance metrics and that achievement at the threshold or maximum performance levels will be much less probable. If we achieve the target performance goal, the annual performance-based cash incentive awards to our Named Executive Officers are expected to be paid at target levels. In order to create additional incentive for exceptional Company performance, if we achieve the maximum performance goals and at the discretion of our Compensation Committee, awards can be up to the maximum levels designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years, and to date, we have not awarded cash incentives at the maximum percentage for any Named Executive Officer in any year since our initial public offering.
The established performance goals selected may vary from year to year and are intended to reflect the most critical operational, financial and strategic goals for the upcoming year, including goals based on financial measures such as returns and revenues as well as operational and strategic goals relevant to our annual operating plan. The Committee believes that setting specific performance goals in advance helps establish important benchmarks and communicates the Company's top priorities to its Named Executive Officers and employees. Following the end of the applicable year, the Committee subjectively determines the amount of the awards earned based on a retrospective evaluation of performance against the established goals. The Compensation Committee may also consider other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Performance-based cash incentive awards to our executives are based solely on the performance of the Company, not the performance of the individual.
In addition, in order that the 2015 annual performance-based cash incentive bonuses may qualify as tax deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Compensation Committee established a baseline performance hurdle of $300 million in revenue for 2015, the achievement of which was a condition to the payout of any bonuses to the Named Executive Officers under the program. Although the achievement of the baseline performance hurdle permits a payout at the maximum bonus level for each Named Executive Officer, the Compensation Committee, in determining actual awards, may apply its subjective judgment to reduce (but not increase) the amount of the award payout, taking into consideration the Company’s performance against other goals and factors (including the established operational, financial and strategic performance goals for the year, as described below for 2015). In January 2016, the Compensation Committee certified that the 2015 baseline performance hurdle was exceeded.
2015 Performance Goals. Set forth below are our 2015 established performance goals and weightings used as a guideline to evaluate our 2015 performance for purposes of the 2015 annual performance-based cash incentive awards. The resulting assessment of performance against each goal is also provided below.

Metric	Performance Goal	Weight	Assessment	Result
Production
Volume (Boe/d)	47,000	20%	Achieved 50,477 Boe/d (11% growth in 2015)	Significantly Exceeded
Reserve Growth & Efficiency
Proved Developed finding and development cost ($/Boe)	$27.16	20%	Achieved $14.14/Boe (49% reduction in cost in 2015)	Significantly Exceeded
Cost Structure
LOE ($/Boe)	$9.75	10%	Achieved $7.84/Boe (23% reduction in cost in 2015)	Significantly Exceeded
G&A ($MM)	$98	10%	Achieved $92.50MM (outperformed goal by 6%)	Significantly Exceeded
EBITDAX ($MM)	$725	20%	Achieved $820MM (outperformed goal by 13%)	Significantly Exceeded
Initiatives		20%		Exceeded
The "Initiatives" performance goal assesses achievement by the Company of various strategic and operational goals, which we have identified as key drivers of financial and operational business success (including, for 2015, environmental, health and safety program, cost structure and optimization of producing assets, completion and well performance best practices, planning, communication, capital allocation and effectiveness, government and regulatory matters, organizational effectiveness and employee development, and midstream and marketing execution) which are, together, weighted 20%. Each "initiative" is defined, specific, measurable, time-based, and gradable.
At the end of 2015, our Compensation Committee reviewed our overall performance for 2015, including our performance with respect to the established performance goals and the other factors discussed above, with members of management and our full Board of Directors to determine the annual performance-based cash incentive award amounts to be paid to our Named Executive Officers with respect to 2015. As shown above, the results we attained with respect to the established Company performance goals for 2015 were significantly above our targeted performance goals, and the Compensation Committee determined that each Named Executive Officer earned an annual performance-based cash incentive award for 2015 that approached the top of each officer's respective range, based on a percentage of such officer's base salary, for annual cash incentive awards, identified above under "--2015 Performance Goals and Annual Cash Incentive Award Opportunity." However, due to the challenging and uncertain market conditions facing the Company, the Compensation Committee significantly reduced each Named Executive Officer's award and approved payment of awards at each officer's target level. Specifically, the Named Executive Officers received the following annual performance-based cash incentive award amounts, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for 2015:

Named Executive Officer(1)	Earned 2015 Cash Incentive Award (Based on Performance)	Reduction Taken by Compensation Committee (Due to Market Conditions)	Actual 2015 Cash Incentive Award Received (at Target Level)
Thomas B. Nusz	$1,869,600	$885,600	$984,000
Taylor L. Reid	$950,000	$450,000	$500,000
Michael H. Lou	$798,000	$378,000	$420,000
Nickolas J. Lorentzatos	$547,200	$259,200	$288,000
_________________

(1) Mr. Mace retired from the Company effective August 15, 2015 and did not receive payment of an annual performance-based cash incentive award for 2015.
2014 Performance Goals. We have also set forth below our 2014 established performance goals and weightings used as a guideline to evaluate our 2014 performance for purposes of the 2014 annual performance-based cash incentive awards. The resulting assessment of performance against each goal is also provided below. We have provided the following information as a reference for the evaluation of our 2015 performance goals and metrics and to demonstrate the consistency of our pay-for-performance compensation program. The Committee considered the level of achievement of the 2014 performance goals and the commodity price environment, among other factors, in setting the 2015 performance goals above.

Metric	Performance Goal	Weight	Assessment	Result(1)
Production
Volume (Boe/d)	48,800	10%	Achieved 45,656 Boe/d	Below Target
Volume/share (Boed/MM shares)	485	10%	Achieved 451 Boed/MM shares	Below Target
Reserve Growth & Efficiency
Proved Developed finding and development cost ($/Boe)	$23.43	10%	Achieved $26.75/Boe	Below Target
Reserve Replacement Cost ($/Boe)	$22.72	10%	Achieved $21.44/Boe	Exceeded
Cost Structure
LOE ($/Boe)	$8.00	10%	Achieved $10.18/Boe	Below Target
G&A ($MM)	$91	10%	Achieved $92.30MM	Below Target
EBITDAX ($MM)	$1,047	10%	Achieved $953MM	Below Target
EBITDAX/share ($/Share)	$10.40	10%	Achieved $9.42/Share	Below Target
Initiatives(2)		20%		Exceeded
____________________
(1) Because results attained with respect to Company performance metrics for 2014 were below targeted performance goals, the Committee reduced such awards to 70% of each such officer's respective target award opportunity.
(2) The "Initiatives" performance goal assesses achievement by the Company of various strategic and operational goals, which we have identified as key drivers of financial and operational business success (including, for 2014, environmental, health and safety program; best practices - development; operating optimization and cost structure; midstream and marketing execution; growth; government, regulatory and community affairs; planning; organizational structuring initiative; and business support functions) which are, together, weighted 20%. Each "initiative" is defined, specific, measurable, time-based, and gradable.
2016 Performance Goals and Awards. With respect to annual performance-based cash incentive awards for 2016, the Compensation Committee has adopted similar established Company performance goals as those applicable to the 2015 awards. In addition, the percentages used to determine the target bonus opportunities for the Named Executive Officers remain the same for 2016 as they were in 2015.
Long-Term Equity-Based Incentives. We believe a formal long-term equity incentive program is essential and consistent with the compensation programs of the companies in our peer group. We maintain the LTIP, which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions, to our Named Executive Officers and other eligible employees.
Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the Committee determines appropriate in its sole discretion. Prior to 2012, our long-term equity-based incentive compensation program consisted solely of restricted stock awards; however, since 2012, our Compensation Committee granted annual awards of both restricted stock awards and PSUs to our Named Executive Officers and key employees. The Compensation Committee may, in its discretion, determine in the future to grant additional long-term equity incentive awards or award types if deemed appropriate. For additional information regarding the LTIP, please see "Item 3—Approval of the Second Amendment to the LTIP to Increase the Maximum Number of Shares by 7,500,000 Shares."

For 2015, the Compensation Committee made annual awards of restricted stock and PSUs to our Named Executive Officers. We believe restricted stock awards and PSUs effectively align the interests of our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. PSUs also have an additional performance-based component that compares our stock price performance with that of our peer companies. Currently, our Named Executive Officers receive 50% of their total annual equity-based incentive compensation in the form of restricted stock awards and 50% of their total annual equity-based incentive compensation in the form of PSUs, valued based on the aggregate value of the shares subject to such awards at the date of grant (in the case of PSUs, based on the initial number of PSUs subject to the award), except for Mr. Nusz who receives 45% of his total annual equity-based incentive compensation in the form of restricted stock awards and 55% of his total annual equity-based incentive compensation in the form of PSUs. We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other oil and gas companies.
In December of each year, the Compensation Committee, in consultation with Longnecker, its compensation consultant, establishes long-term incentive award opportunities for each Named Executive Officer with an aggregate value at the time of grant equal to a percentage of the officer’s base salary for the upcoming year. For 2015, the long-term incentive award opportunities for the Named Executive Officers were not changed from the levels in place for 2014, except that Mr. Nusz's award opportunities were changed to be weighted toward PSUs, and were set as follows:

	PSU (multiple of base salary)	Restricted Stock (multiple of base salary)
Thomas B. Nusz	3.00	2.50
Taylor L. Reid	2.00	2.00
Michael H. Lou	2.00	2.00
Nickolas J. Lorentzatos	1.50	1.50
Roy W. Mace(1)	1.00	1.25
_______________
(1) Mr. Mace retired from the Company effective August 15, 2015.
The Compensation Committee may determine to grant awards above or below the targeted opportunity level taking into account Company performance, current market conditions and any other factors it deems appropriate.
2015 Restricted Stock Awards. At its December 2014 meeting, the Compensation Committee approved annual restricted stock awards to our Named Executive Officers. These awards will vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. The first 1/3 tranche vested on January 15, 2016, the second 1/3 tranche will vest on January 15, 2017, and the final 1/3 tranche will vest on January 15, 2018, in each case, subject to the award recipient’s continued employment. The vesting of these awards will accelerate in full if the award recipient’s employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in any existing employment agreement. The accelerated vesting provisions applicable to our Named Executive Officers are described in greater detail below in the section entitled “--Potential Payments upon Termination and Change in Control.” While a Named Executive Officer holds unvested restricted shares, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our stockholders generally. The annual restricted stock awards were granted to our Named Executive Officers on January 15, 2015 in the following amounts:

Named Executive Officer	2015 Annual Restricted Stock Grant
Thomas B. Nusz	110,220
Taylor L. Reid	53,760
Michael H. Lou	45,160
Nickolas J. Lorentzatos	29,030
Roy W. Mace(1)	15,320
________________
(1) Mr. Mace forfeited all of his unvested long-term equity-based incentive awards, including the restricted shares reflected in this table, upon his retirement from the Company on August 15, 2015.
As noted above, our Compensation Committee makes annual awards of restricted stock to our Named Executive Officers with an aggregate value at the time of grant equal to a target percentage of the individual’s base salary for the year. For 2015, the Compensation Committee awarded restricted stock to our Named Executive Officers at 70% of such target percentage in recognition of the drastic change in market conditions, and the resulting impact on the Company's results, in the second half of 2014.
2015 Performance Share Units. The Compensation Committee also approved at its December 2014 meeting annual grants of PSUs to the Named Executive Officers. The PSUs are awards of restricted stock units subject to certain service and performance conditions, with each PSU that becomes earned representing the right to receive one share of our common stock. The initial number of PSUs awarded was determined by dividing the specified dollar value allocable to PSU awards with respect to each Named Executive Officer by the volume weighted average price of our common stock over the 30 day period preceding the date of grant. As noted above, our Compensation Committee makes annual awards of PSUs to our Named Executive Officers with an aggregate value at the time of grant equal to a target percentage of the individual’s base salary for the year. For 2015, the Compensation Committee awarded PSUs to our Named Executive Officers at 70% of such target percentage in recognition of the drastic change in market conditions, and the resulting impact on the Company's results, in the second half of 2014.
The initial number of PSUs granted to each Named Executive Officer on January 15, 2015 is as follows:

Named Executive Officer	2015 Annual PSU Grant
Thomas B. Nusz	132,260
Taylor L. Reid	53,760
Michael H. Lou	45,160
Nickolas J. Lorentzatos	29,030
Roy W. Mace	15,320
________________
(1) Mr. Mace forfeited all of his unvested long-term equity-based incentive awards, including the restricted shares reflected in this table, upon his retirement from the Company on August 15, 2015.
Total Shareholder Return Comparator Group. The PSUs are subject to a designated initial three-year performance period beginning on January 15, 2015 and ending on January 14, 2018. The number of PSUs eligible to be earned is subject to a market performance condition, which is based on a comparison of the TSR achieved with respect to shares of our common stock against the TSR achieved by each company in the PSU comparator group, which consists of the following companies:

• Cabot Oil and Gas Corporation	• QEP Resources Inc.
• Cimarex Energy Co.	• Range Resources Corporation
• Concho Resources Inc.	• Rosetta Resources Inc.
• Continental Resources, Inc.	• SM Energy Co.
• Denbury Resources Inc.	• Whiting Petroleum Corporation
• EP Energy Corporation	• WPX Energy, Inc.
• Halcon Resources Corp.	• the Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index, weighted as a single company
• Newfield Exploration Company
2015 Performance Share Unit Targets. Depending on the relative TSR achieved by us, a Named Executive Officer may earn between 0% and 200% of the initial PSUs granted. Specifically, the number of earned PSUs will be calculated based on which quartile our TSR percentage falls as of the end of the performance period relative to the other companies in the PSU comparator group as follows:

Quartile Ranking (Percentile Range)	Percentage of Initial Performance Units Earned
75th percentile or above	200%
50th to 75th percentile	125%
25th to 50th percentile	75%
Less than 25th percentile	—%
If less than 200% of the initial PSUs granted are earned at the end of the initial performance period, then the performance period will be extended for an additional year and the award recipient will have the opportunity to earn up to an aggregate of 200% of the initial PSUs granted based on our relative TSR over the extended four-year performance period. Beginning with awards granted in February 2016, our PSUs do not contain this "re-testing" feature of the extended performance period; see

"--2016 Performance Share Units; Elimination of "Re-Testing" Feature" below. A Named Executive Officer generally must remain employed during the entirety of the performance period (or extended performance period, if applicable) to earn the PSUs, although certain accelerated vesting provisions apply in the case of certain events, such as a change in control and certain specified terminations of employment. See “—Potential Payments upon Termination and Change in Control” for additional information regarding these provisions. With respect to each PSU held by a Named Executive Officer (up to the maximum number of PSUs), we will credit an account with an amount equal to any cash dividends paid on one share of stock. Amounts credited to the account will be paid at the same time and on the same terms and conditions applicable to the PSUs, but only with respect to PSUs that become earned.
2016 LTIP Awards. At its January 2016 meeting, the Compensation Committee again approved annual restricted stock awards and annual grants of PSUs to our Named Executive Officers, which were granted to our Named Executive Officers on January 20, 2016. The restricted stock awards will vest ratably over a three year period, subject to the same accelerated vesting terms as the 2015 annual restricted stock awards.
The number of shares awarded to each Named Executive Officer pursuant to the restricted stock and PSU grants was determined based on target percentages of base salary, as for the 2015 awards. See "--Long-Term Equity-Based Incentives" above. Because actual results attained with respect to Company performance metrics for 2015 were significantly above our targeted performance goals, each Named Executive Officer could have received awards at greater than each such target percentage of base salary. However, taking into account the uncertain commodity price environment and desiring to minimize dilution of the Company's stockholders, the Compensation Committee approved awards to our Named Executive Officers at approximately 60% of target percentage of base salary for our Chief Executive Officer, and less than 65% of target for our other Named Executive Officers. The number of shares of restricted stock and the initial number of PSUs granted to each Named Executive Officer in 2016 is set forth below, along with the grant that each Named Executive Officer would have received if such grants had been made at each Named Executive Officer's target percentage of base salary:

Named Executive Officer	Target Annual Restricted Stock Grant	Reduction Taken by Compensation Committee	Actual 2016 Annual Restricted Stock Grant Received
Thomas B. Nusz	467,000	186,600	280,400
Taylor L. Reid	227,800	84,500	143,300
Michael H. Lou	191,300	70,900	120,400
Nickolas J. Lorentzatos	123,000	43,800	79,200

Named Executive Officer	Target Annual PSU Grant	Reduction Taken by Compensation Committee	Actual 2016 Annual PSU Grant Received
Thomas B. Nusz	560,400	224,000	336,400
Taylor L. Reid	227,800	84,500	143,300
Michael H. Lou	191,300	70,900	120,400
Nickolas J. Lorentzatos	123,000	43,800	79,200
2016 Performance Share Units; Elimination of "Re-Testing" Feature. In connection with the January 2016 PSU awards, the Compensation Committee decided to make certain adjustments to the structure of the performance period applicable to the awards in order to (i) beginning with PSUs granted in February 2016, eliminate the re-testing feature of the extended performance period, which is a feature of the PSUs granted in February 2015 and prior years, and (ii) extend the performance period to four years to further align our executives' interest with our stockholders' interest in our long-term price performance. Specifically, the PSU awards for 2016 are subject to three distinct performance periods: a two-year performance period beginning on January 20, 2016 and ending on January 19, 2018 for the first 1/3 tranche of the PSUs; a three-year performance period beginning on January 20, 2016 and ending on January 19, 2019 for the second 1/3 tranche of PSUs; and a four-year performance period beginning on January 20, 2016 and ending on January 19, 2020 for the third 1/3 tranche of PSUs. Depending on the relative TSR achieved by us, a Named Executive Officer may earn between 0% and 200% of the PSUs eligible to vest at the end of each applicable performance period. If less than 200% of the PSUs that are eligible to vest are earned at the end of the applicable performance period, then the unearned PSUs subject to that tranche will be forfeited and the award recipient will not have another opportunity to earn up to an aggregate of 200% of the initial PSUs granted.

The 2016 PSU comparator group, consists of the following companies:

• Carrizo Oil & Gas Inc.	• QEP Resources Inc.
• Denbury Resources Inc.	• Range Resources Corporation
• Energen Corp.	• SM Energy Co.
• Gulfport Energy Corp.	• Whiting Petroleum Corporation
• Laredo Petroleum Inc.	• WPX Energy, Inc.
• Newfield Exploration Company	• the Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index, weighted as a single company
The number of earned PSUs for each performance period will be calculated based on a scale similar to the following, which may change depending on the number of peer companies remaining at the end of any performance cycle:

Total Shareholder Return Rank	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units
1	200%	200%	200%
2	183%	182%	180%
3	167%	164%	160%
4	150%	145%	140%
5	133%	127%	120%
6	117%	109%	100%
7	100%	91%	80%
8	83%	73%	60%
9	67%	55%	40%
10	50%	36%	20%
11	33%	18%	—%
12	17%	—%
13	—%
Other than as discussed above, the terms of the 2016 PSU awards generally remain the same as the terms of the PSU awards granted by the Company in 2015 and prior years.
Employee Benefits. In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. While the Board of Directors has made such contributions in prior years, the Board determined not to make such a contribution in 2015 in consideration of the Company's 2014 actual results as compared to the Company's performance goals. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.
The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Compensation Committee each year. Currently, we provide our Named Executive Officers with limited perquisites, including certain parking and transportation benefits and payment of health club dues, which for 2015 did not exceed $10,000 in the aggregate for any individual Named Executive Officer. Benefits offered only to Named Executive Officers are reviewed by our Compensation Committee in conjunction with its annual review of executive officer compensation.
Employment Agreements

General Philosophy. During 2015, we had employment agreements in effect with Messrs. Nusz, Reid, Lou and Lorentzatos, each of which by its terms was scheduled to expire in 2015. These employment agreements are designed to ensure an individual understanding of how the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment. In consultation with our compensation consultant, Longnecker, we determined that, due to the historical roles they have played in our success and growth, Messrs. Nusz and Reid are critical to the ongoing stability and development of the business and, therefore, entering into employment agreements with these individuals was advisable. In addition, in light of Mr. Lou’s promotion to Executive Vice President and Chief Financial Officer in 2011 and Mr. Lorentzatos’s promotion to Executive Vice President, General Counsel and Corporate Secretary in 2014, we determined that it was in our best interest to enter into an employment agreement with each of these officers in recognition of their level of responsibility within our organization; however, we have not entered into employment agreements with any of our other employees, and we expect the remainder of our employees to remain "at will."
2015 Amendments to Employment Agreements. In 2015, we amended and restated the employment agreements with each of our Named Executive Officers (other than Mr. Mace, who did not have an employment agreement with the Company), in each case, to replace the officer’s previous employment agreement, the term of which was expiring. The purposes of the amendments were as follows:

•
To remove the provision in the employment agreements providing for the automatic single trigger vesting of unvested equity awards upon the occurrence of a "change in control" (as defined in the LTIP). This provision has been replaced with a double trigger vesting provision, in the event that certain terminations of employment occur within a two-year period following a "change in control," consistent with best market practices.

•
To extend the employment term of each of the previous agreements for a new three year term that ends on March 20, 2018. The amended employment agreements may be renewed upon agreement between us and the executive prior to the end of the then-current term. None of the amended employment agreements contains an automatic extension provision.

•
Other than the removal of the single trigger equity vesting provision and the term extension, the changes made to the amended employment agreements were minimal and were primarily intended to reflect updated compensation levels and changes to applicable law.

The amended employment agreements provide for specified minimum annual base salary rates, which may be increased (but not decreased) by our Board of Directors in its discretion. The amended employment agreements also provide that the executives are eligible to receive annual performance-based bonuses each year during the employment term. Further, the amended employment agreements provide the executives with the opportunity to participate in the employee benefit arrangements offered to similarly situated executives and provide that they may periodically receive stock grants pursuant to our long-term incentive compensation plan.
The amended employment agreements also contain “clawback” provisions that enable us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement. As was the case with the previous employment agreements, the amended employment agreements with our Named Executive Officers do not provide for (i) an automatic extension of the term of the agreement or (ii) potential tax gross up payments if a covered executive receives golden parachute payments in connection with a change in control. See “-Employment Agreements” below for additional information.
The amended employment agreements provide for severance and change in control benefits to be paid to Messrs. Nusz, Reid, Lou and Lorentzatos under certain circumstances. See "Severance and Change in Control Arrangements" below for additional information.
Severance and Change in Control Arrangements
As described above, the amended employment agreements provide certain benefits and compensation to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of certain terminations from employment, including in connection with a change in control. In addition, for executive officers and other key employees who do not have employment agreements with us, we maintain the Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended CIC Plan”) to provide severance and change in control benefits to participants. Mr. Mace was a covered participant in our Amended CIC Plan prior to his retirement effective August 15, 2015.

We believe that the interests of our stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers and other key employees to pursue potential corporate transactions that may be in the best interests of our stockholders, but that may have resulting adverse consequences to the employment situations of our executive officers and other key employees. Further, these arrangements ensure an understanding of what benefits are to be paid in the event of termination of employment in certain specified circumstances and/or upon the occurrence of a change in control. Severance benefits are provided to reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time if they are involuntarily terminated. Change in control benefits are provided in order that the executives may objectively assess and pursue aggressively our interests and the interests of our stockholders with respect to a contemplated change in control, free from personal, financial and employment considerations.
Neither the amended employment agreements nor the Amended CIC Plan provides any potential tax gross-up payments if a covered executive receives golden parachute payments in connection with a change in control. Instead, these arrangements include provisions providing that the executive will be required to pay in full any excise taxes associated with any golden parachute payments received, unless reducing the payments to the executive within the Section 280G safe harbor amount would put the executive in a better net after-tax position.
The severance and change in control benefits and the post-termination non-compete, non-disclosure and similar obligations imposed on the executives are described in greater detail below. See “-Executive Compensation-Potential Payments Upon Termination and Change in Control.”
Clawback Policy
Currently, our equity-based incentive compensation awards and the amended and restated employment agreements with our Named Executive Officers contain the following provisions for the recoupment of incentive compensation:

•
Restricted stock and PSU agreements covering grants made to our Named Executive Officers and other service providers in 2011 and later years include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.

•	The Amended LTIP and the Incentive Plan include provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.

•
The amended and restated employment agreements described in more detail under "—Employment Agreements" above contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

•
Our Compensation Committee is currently evaluating the practical, administrative and other implications of implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules are promulgated by the SEC.

Tax and Accounting Considerations
Under Section 162(m) of the Internal Revenue Code, there is a limitation on tax deductions of any publicly-held corporation for individual compensation to “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code) of such corporation exceeding $1,000,000 in any taxable year, unless the compensation meets certain requirements for qualified “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.
Our policy is to have compensation programs that recognize and reward performance that increases stockholder value and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in our best interest and in the best interest of our stockholders to provide compensation to selected executives even if it is not fully or partially tax-deductible. At our 2014 Annual Meeting, our stockholders approved amended and restated versions of our LTIP and our Incentive Plan and the material terms of those plans so that we may grant qualified “performance-based compensation” under those arrangements, if determined by the Compensation Committee to be in our best interest and in the best interest of our stockholders.
With respect to the share increase we are requesting at the 2016 Annual Meeting under our LTIP, stockholders are being asked to again approve the material terms of our LTIP for purposes of Section 162(m) of the Internal Revenue Code. Please see

“Item 4—Approval of the Material Terms of the LTIP for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” for additional information.
If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design any such arrangements with our Named Executive Officers and other service providers to be exempt from, or to comply with, Section 409A.
All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, “Compensation—Stock Compensation.”
Executive Compensation
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2013, 2014, and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas B. Nusz	2015	$820,000	$—	$2,916,376	$984,000	$24,594	$4,744,970
Chairman and	2014	$793,333	$688,800	$5,384,281	$—	$36,317	$6,902,731
Chief Executive Officer	2013	$625,000	$1,188,000	$2,926,994	$—	$24,408	$4,764,402

Taylor L. Reid	2015	$500,000		$1,302,067	$500,000	$19,908	$2,321,975
President and	2014	$500,000	$350,000	$3,324,952		$19,608	$4,194,560
Chief Operating Officer	2013	$433,333	$540,000	$1,510,082		$24,408	$2,507,823

Michael H. Lou	2015	$420,000	$—	$1,093,775	$420,000	$19,908	$1,953,683
Executive Vice President and Chief Financial Officer	2014	$408,333	$235,200	$1,774,041	$—	$23,363	$2,440,937
	2013	$345,000	$420,000	$1,183,404	$—	$25,008	$1,973,412

Nickolas J. Lorentzatos	2015	$360,000	$—	$703,107	$288,000	$19,908	$1,371,015
Executive Vice President, General Counsel and Corporate Secretary	2014	$360,000	$201,600	$1,730,699	$—	$25,701	$2,318,000
	2013	$293,333	$270,000	$639,916	$—	$25,008	$1,228,257

Roy W. Mace(5)	2015	$178,125	$—	$371,050	$—	$17,882	$567,057
Senior Vice President and	2014	$283,333	$119,700	$839,790	$—	$18,818	$1,261,641
Chief Accounting Officer	2013	$272,500	$247,500	$586,671	$—	$23,214	$1,129,885
  __________________

(1)	Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated.

(2)
Reflects the aggregate grant date fair value of restricted stock awards and PSUs under our LTIP granted in the fiscal year indicated, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2015 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2015, the grant date fair value for restricted stock awards is based on the closing price of our common stock on

January 15, 2015, the grant date for those awards, which was $13.02 per share. The compensation expense amounts included for the PSUs granted on January 15, 2015 were calculated based on the initial number of PSUs granted at a grant date fair value price per unit of $11.20, which is consistent with the probability of achieving the applicable performance objectives and the estimate of aggregate compensation cost to be recognized over the performance period of the awards as of the grant date in accordance with FASB ASC Topic 718. For fiscal year 2015, the grant date fair value price of the PSUs was determined using a Monte Carlo simulation model, which resulted in an expected percentage of PSUs earned of 86%, and was applied to the closing price of our common stock on the date of grant of $13.02.

(3)
For fiscal year 2015, reflects amounts earned for services performed in 2015 pursuant to the annual performance-based cash incentive awards granted to the Named Executive Officers under the Incentive Plan. The amounts reported in the table were paid to the Named Executive Officers in February 2016. The awards are described in more detail above under "--Compensation Discussion and Analysis--Annual Executive Compensation Decisions--Annual Performance-Based Cash Incentive Awards--2015 Performance Goals and Annual Cash Incentive Award Opportunity."

(4)	The following items are reported in the “All Other Compensation” column for fiscal year 2015:

Name	Health Club Dues	Parking	401(k) Plan Match	Tax Reimbursement (a)	Total
Thomas B. Nusz	$—	$4,008	$15,900	$4,686	$24,594
Taylor L. Reid	$—	$4,008	$15,900	$—	$19,908
Michael H. Lou	$—	$4,008	$15,900	$—	$19,908
Nickolas J. Lorentzatos	$—	$4,008	$15,900	$—	$19,908
Roy W. Mace	$150	$1,832	$15,900	$—	$17,882
 __________________
(a) For Mr. Nusz, represents tax payments made in respect of imputed income for persons accompanying executives on a Company-contracted aircraft for business travel purposes. No incremental cost was incurred by the Company for travel by accompanying persons. The Company does not allow Company-contracted aircraft to be used for personal travel; however, in limited circumstances, we have permitted an executive’s family member to accompany the executive on a flight when the executive is traveling for business.

(5)
Mr. Mace retired from his position as Senior Vice President and Chief Accounting Officer, effective August 15, 2015. For fiscal year 2015, amounts shown under the “Salary” column for Mr. Mace reflect base salary earned through his date of retirement. Upon his retirement, Mr. Mace forfeited all of his unvested restricted stock and PSU awards, including the awards granted to him during 2015.

Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our Named Executive Officers under the LTIP during fiscal year 2015.

Name	Grant Date	Date of Compen-sation Committee Action (if different from Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (In Shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas B. Nusz	1/15/2015	12/9/2014							110,220	$1,435,064
	1/15/2015	12/9/2014				99,195	165,325	264,520		$1,481,312
			$492,000	$984,000	$1,968,000
Taylor L. Reid	1/15/2015	12/9/2014							53,760	$699,955
	1/15/2015	12/9/2014				40,320	67,200	107,520		$602,112
			$250,000	$500,000	$1,000,000
Michael H. Lou	1/15/2015	12/9/2014							45,160	$587,983
	1/15/2015	12/9/2014				33,870	56,450	90,320		$505,792
			$210,000	$420,000	$840,000
Nickolas J. Lorentzatos	1/15/2015	12/9/2014							29,030	$377,971
	1/15/2015	12/9/2014				21,773	36,288	58,060		$325,136
			$144,000	$288,000	$576,000
Roy W. Mace(5)	1/15/2015	12/9/2014							15,320	$199,466
	1/15/2015	12/9/2014				11,490	19,150	30,640		$171,584
			$85,500	$171,000	$342,000
   __________________

(1)
Represents annual performance-based cash incentive awards granted under the Incentive Plan during fiscal year 2015 for services performed in 2015. The awards were paid in February 2016 at the "target" level for each Named Executive Officer, based on performance achievement for 2015, as reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2015. The awards (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—Annual Performance-Based Cash Incentive Awards—2015 Performance Goals and Annual Cash Incentive Award Opportunity.”

(2)
Reflects PSUs granted under our LTIP in 2015. Amounts reported (a) in the “Threshold” column reflect 75% of the initial number of PSUs granted in 2015, which is the minimum amount payable under the PSU awards (assuming a relative TSR in the 25th to 49.99th percentile), (b) in the “Target” column reflect 125% of the initial number of PSUs granted in 2015, which is the target amount payable under the PSU awards (assuming a relative TSR in the 50th to 74.99th percentile), and (c) in the “Maximum” column reflect 200% of the initial number of PSUs granted in 2015, which is the maximum amount that may be earned pursuant to the awards (assuming a relative TSR at the 75th percentile or above). If relative TSR is below the 25th percentile, then 0% of the initial number of PSUs granted in 2015 will be earned. The number of our common shares actually received by the Named Executive Officer at the end of the initial performance period (or the extended performance period, if applicable) may vary from the initial number, based on our relative TSR as compared to the TSR of the other peer group companies. The PSUs are subject to a designated initial three-year performance period beginning on January 15, 2015 and ending on January 14, 2018. The PSUs (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(3)
Reflects restricted stock awards granted under our LTIP in 2015. These awards will vest over a three-year period. The first 1/3 tranche vested on January 15, 2016, the second 1/3 tranche will vest on January 15, 2017, and the final 1/3 tranche will vest on January 15, 2018, in each case, subject to the Named Executive Officer's continued employment.

The awards are described in more detail above under “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(4)
Reflects the aggregate grant date fair value of restricted stock awards and PSUs granted under our LTIP in fiscal year 2015, computed in accordance with FASB ASC Topic 718. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the January 15, 2015 grant date, which was $13.02 per share. With respect to the PSUs granted on January 15, 2015, the compensation expense amounts included were calculated based on the initial number of PSUs granted at a grant date fair value price per unit of $11.20, which is consistent with the probability of achieving the applicable performance objectives and the estimate of aggregate compensation cost to be recognized over the performance period of the awards as of the grant date in accordance with FASB ASC Topic 718. The grant date fair value price of the PSUs was determined using a Monte Carlo simulation model, which resulted in an expected percentage of PSUs earned of 86%, and was applied to the closing price of our common stock on the date of grant of $13.02.

(5)
Mr. Mace retired from his position as Senior Vice President and Chief Accounting Officer, effective August 15, 2015. In connection with his retirement, Mr. Mace forfeited the PSUs and restricted stock awards granted under our LTIP and did not receive any payment with respect to the annual performance-based cash incentive award granted under the Incentive Plan, in each case, shown in the table above.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2015.

	Stock Awards
	Restricted Stock Awards		PSUs
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested(4)
Thomas B. Nusz	240,277	$1,770,841	256,924	$1,893,530
Taylor L. Reid	135,444	$998,222	113,964	$839,915
Michael H. Lou	102,673	$756,700	91,084	$671,289
Nickolas J. Lorentzatos	68,200	$502,634	59,075	$435,383
Roy W. Mace(5)	—	$—	—	$—
  __________________

(1)	Includes the following outstanding restricted stock awards held by our Named Executive Officers other than Mr. Mace:

Name	One-Time Retention Grant (a)	2013 Annual Award (b)	2013 Discretionary Grants (c)	2014 Annual Award (d)	2015Annual Award (e)	Promotion Awards (f)	Total
Thomas B. Nusz	64,400	11,747	983	52,927	110,220	—	240,277
Taylor L. Reid	38,580	6,007	623	26,307	53,760	10,167	135,444
Michael H. Lou	34,140	4,670	563	18,140	45,160	—	102,673
Nickolas J. Lorentzatos	17,820	2,670	—	13,193	29,030	5,487	68,200

(a)
The shares subject to the One-Time Retention Grant vest in full on the earlier to occur of a change in control or the Named Executive Officer’s termination of employment due to death or disability, by us without cause, by the executive for good reason, or upon retirement (upon attaining age 60 and continuous employment from the date of grant until the three year anniversary of the award).

(b)
The shares subject to the 2013 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on February 15, 2014. The second tranche vested on February 15, 2015 and the final tranche vested on February 15, 2016. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(c)
Reflects shares granted to Messrs. Nusz, Reid and Lou in recognition of their achievements and contributions to us. The 2013 Discretionary Grants were effective February 15, 2013 and vest in three substantially equal annual installments. The first 1/3 tranche vested on February 15, 2014. The second tranche vested  February 15, 2015 and the final tranche vested on February 15, 2016. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(d)
The shares subject to the 2014 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on February 14, 2015. The second tranche vested on February 14, 2016 and the final tranche will vest on February 14, 2017. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(e)
The shares subject to the 2015 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 15, 2016. The second tranche will vest on January 15, 2017 and the final tranche will vest on January 15, 2018. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(f)
Reflects shares granted to Messrs. Reid and Lorentzatos in recognition of their promotions to President and Chief Operating Officer and to Executive Vice President, General Counsel and Corporate Secretary, respectively. The Promotion Awards were effective January 15, 2014 and vest in three substantially equal annual installments. The first 1/3 tranche vested on January 15, 2015. The second tranche vested on January 15, 2016 and the final tranche will vest on January 15, 2017. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(2)
This column reflects the closing price of our common stock on December 31, 2015 (the last trading day of fiscal year 2015), which was $7.37, multiplied by the number of outstanding shares of restricted stock.

(3)
For the PSU awards granted in 2013, 2014, and 2015, reflects the initial number of PSUs granted to each of the Named Executive Officers on the date indicated, multiplied by the performance level percentage indicated, which in accordance with SEC rules is the next higher performance level for each award that exceeds 2015 performance. For the PSU awards granted in 2012, for which the initial performance period ended on July 31, 2015 and 75% of the initial PSUs were earned. In accordance with the terms of such awards, since less than 200% of the initial PSUs were earned during the initial performance period, additional PSUs may be earned during the extended performance period. For the PSU awards granted in 2012, reflects the remaining number of PSUs that may be earned by each of the Named Executive Officers under the award during the extended performance period, multiplied by the performance level percentage indicated, which in accordance with SEC rules is the next higher performance level for the award that exceeds 2015 performance.

•
On July 30, 2012, at a performance level of 125% applied to the following remaining number of PSUs: (a) Mr. Nusz—8,685, (b) Mr. Reid—5,065, (c) Mr. Lou—4,633, and (d) Mr. Lorentzatos—2,508. The extended performance period for these awards ends on July 31, 2016.

•
On February 15, 2013, at a performance level of 125% applied to the following initial number of PSUs: (a) Mr. Nusz—35,620, (b) Mr. Reid—18,210, (c) Mr. Lou—14,170, and (d) Mr. Lorentzatos—8,090. The initial performance period for these awards commenced on February 15, 2013 and ended on February 14, 2016.

•
On February 14, 2014, at a performance level of 75% applied to the following initial number of PSUs: (a) Mr. Nusz—48,290, (b) Mr. Reid—23,560, (c) Mr. Lou—14,840, and (d) Mr. Lorentzatos—12,720. The initial performance period for these awards commenced on February 14, 2014 and ends on February 13, 2017.

•
On January 15, 2015, at a performance level of 125% applied to the following initial number of PSUs: (a) Mr. Nusz—132,260, (b) Mr. Reid—53,760, (c) Mr. Lou—45,160, and (d) Mr. Lorentzatos—29,030. The initial performance period for these awards commenced on January 15, 2015 and ends on January 14, 2018.

Vesting of the PSUs is contingent upon continuous active employment with us at the end of the initial performance period (or the extended performance period, if applicable) and the level of achievement of the TSR vesting objective. See “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives” above for more information.

(4)
This column reflects the closing price of our common stock on December 31, 2015 (the last trading day of fiscal year 2015), which was $7.37, multiplied by a number of PSUs based on the performance level percentage indicated in footnote (3) with respect to each PSU award.

(5)
Mr. Mace retired from his position as Senior Vice President and Chief Accounting Officer, effective August 15, 2015. In connection with his retirement, Mr. Mace forfeited all outstanding awards granted to him under our LTIP. Hence, Mr. Mace did not have any outstanding equity awards as of December 31, 2015.

Options Exercised and Stock Vested
The following table sets forth information on the restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2015. The Company has not granted stock options or stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting (2)
Thomas B. Nusz	74,861	$1,039,452
Taylor L. Reid	45,668	$620,627
Michael H. Lou	32,608	$431,133
Nickolas J. Lorentzatos	23,752	$320,415
Roy W. Mace	16,502	$214,032
  __________________

(1)	Reflects the following restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2015:

Name	2012 Annual Award (a)	2013 Annual Award (b)	2014 Annual Award (c)	Discretionary Awards (d)	Promotion Awards (e)	2012 PSUs (f)	Total
Thomas B. Nusz	9,613	11,746	26,463	984	—	26,055	74,861
Taylor L. Reid	5,607	6,006	13,153	624	5,083	15,195	45,668
Michael H. Lou	4,407	4,670	9,070	564	—	13,897	32,608
Nickolas J. Lorentzatos	2,137	2,670	6,597	2,083	2,743	7,522	23,752
Roy W. Mace	2,137	2,446	4,397	—	—	7,522	16,502

(a)	The final 1/3 tranche of shares subject to the 2012 Annual Award vested on February 15, 2015.

(b)	The second 1/3 tranche of shares subject to the 2013 Annual Award vested on February 15, 2015.

(c)	The first 1/3 tranche of shares subject to the 2014 Annual Award vested on February 14, 2015.

(d)
For Messrs. Nusz, Reid and Lou, reflects shares that were awarded to them on February 15, 2013 in recognition of their achievements and contributions to the Company. The second 1/3 tranche of these shares vested on February 15, 2015. For Mr. Lorentzatos, reflects shares that were awarded to him on March 1, 2012 in recognition of his achievements and contributions to the Company. The final 1/3 tranche vested on March 1, 2015.

(e)
For Messrs. Reid and Lorentzatos, reflects shares that were awarded to them on January 15, 2014 in connection with their promotions to President and Chief Operating Officer and to Executive Vice President, General Counsel and Corporate Secretary, respectively. The first 1/3 tranche vested on January 15, 2015.

(f) The performance cycle for the PSUs granted in 2012 ended on July 31, 2015. On August 5, 2015, the Compensation Committee determined that 75% of the initial performance units had been earned and authorized the settlement of such number of initial performance units in the form of shares for each Named Executive Officer on such date.

(2)	The value realized upon vesting of restricted stock or PSUs, as applicable, is based on the following:
•A closing price per share of our common stock of $13.02 for shares that vested on January 15, 2015;
•A closing price per share of our common stock of $16.84 for shares that vested on February 14, 2015;
•A closing price per share of our common stock of $16.84 for shares that vested on February 15, 2015;
•A closing price per share of our common stock of $14.33 for shares that vested on March 1, 2015; and
•A closing price per share of our common stock of $8.35 for shares that vested on August 5, 2015.
Pension Benefits
Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.
Non-Qualified Deferred Compensation
We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination and Change in Control
Retirement of our former Senior Vice President and Chief Accounting Officer. Mr. Mace retired from his position as Senior Vice President and Chief Accounting Officer, effective August 15, 2015. During his employment, Mr. Mace participated in our Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended CIC Plan”). Participants in the Amended CIC Plan are entitled to receive, upon any termination of their employment, to the extent applicable: (i) accrued but unpaid base salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the participant’s employment is terminated, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Plan Accrued Payments”). In addition, participants in the Amended CIC Plan are entitled to receive certain payments and benefits upon (i) qualifying terminations due to death or disability, without cause or for good reason or (ii) the occurrence of a change in control. In connection with his retirement, Mr. Mace received any Plan Accrued Payments to which he was entitled, but did not receive any other payments or benefits under the Amended CIC Plan because he did not incur a qualifying termination and a change in control did not occur. Accordingly, Mr. Mace is not included in the table under “-Quantification of Payments” below.
Amended CIC Plan. Our officers and key employees, other than those with employment agreements, participate in the Amended CIC Plan. Other than Mr. Mace, no Named Executive Officers participated in the Amended CIC Plan during fiscal year 2015. As described above under “-Retirement of our former Senior Vice President and Chief Accounting Officer,” Mr. Mace did not receive any payments or benefits under the Amended CIC Plan in connection with his retirement during fiscal year 2015, other than any Plan Accrued Payments to which he was entitled. As a result, no additional disclosure is being provided with respect to payments or benefits under the Amended CIC Plan.
Amended Employment Agreements. During 2015, we entered into amended and restated employment agreements with each of Messrs. Nusz, Reid, Lou and Lorentzatos (the “Amended Employment Agreements”) containing provisions regarding payments to be made to such individuals upon termination of their employment in certain circumstances, including in connection with a change in control.
Under the Amended Employment Agreements, upon any termination of employment, the Named Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Nusz, Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Named Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer's base salary, payable in a lump sum within 60 days following termination, and (iv) an amount equal to 18 months’ worth of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, payable in a lump sum within 60 days following termination.
Termination Other Than for Cause or Good Reason. If we terminate the employment of any of Messrs. Nusz, Reid, Lou or Lorentzatos for reasons other than “cause” (including if we do not elect to renew the Amended Employment Agreement with the Named Executive Officer), or if the Named Executive Officer terminates employment for “good reason,” then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the sum of (a) the aggregate amount of base salary payable for the remainder of the employment term (or, if greater, an amount equal to 12 months’ worth of the Named Executive Officer's base salary for Messrs. Lou and Lorentzatos and 24 months’ worth of base salary for Messrs. Nusz and Reid), plus (b) the aggregate of the product of (x) the Named Executive Officer's base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer's Amended Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs) calculated for each calendar year remaining in the term of the Amended Employment Agreement (or, if greater, an amount equal to one times the product of (x) and (y) for Messrs. Lou and Lorentzatos and two times the product of (x) and (y) for Messrs. Nusz and Reid), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); plus (c) an amount equal to 18 months’ worth of COBRA premiums; and (iv) accelerated vesting of all outstanding equity awards. Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer's delivery to us (and nonrevocation) of a release of claims within 50 days of his termination date.
Change in Control. Under the employment agreements in effect during 2014, in the event a “change in control” occurred, all outstanding unvested equity awards held by Messrs. Nusz, Reid, Lou and Lorentzatos would have been immediately vested in full. However, this provision providing for the single trigger vesting of equity awards has been eliminated from the Amended

Employment Agreements, and has been replaced with a double trigger vesting provision. In the event a Named Executive Officer is terminated without "cause" or resigns for "good reason" within two years following a "change in control," the Named Executive Officer's outstanding unvested equity awards will vest in full. In addition, in the event a Named Executive Officer is terminated by us other than for “cause” (including if we do not elect to renew the employment agreements) or if the executive terminates employment for “good reason,” in each case, within 24 months following a “change in control,” the Named Executive Officer is entitled to receive (i) the Accrued Payments, (ii) an amount equal to 2.99 times the sum of (a) the Named Executive Officer's annualized base salary, and (b) the target annual performance bonus he is eligible to receive for the then-current year if he had continued to perform services for the remainder of the calendar year of termination (or, if greater, the average performance bonus paid or payable to the Named Executive Officer for the two calendar years preceding the date of termination); and (iii) an amount equal to 18 months’ worth of COBRA premiums. If any of Messrs. Nusz, Reid, Lou and Lorentzatos is terminated in connection with a change in control and would receive greater benefits under another provision of his Amended Employment Agreement, the Named Executive Officer will be entitled to receive such greater benefits.
No Gross Up Payments. In the event any payments made pursuant to the Amended Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we will not provide any gross-up payment for such excise taxes. Instead, the Amended Employment Agreements provide that any golden parachute payments will be paid to the Named Executive Officer in full (with the Named Executive Officer responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the Named Executive Officer. Generally, the 280G safe harbor amount is equal to three times the Named Executive Officer's average annual compensation from us for the preceding five years, or such lesser period during which the Named Executive Officer was employed by us.
Messrs. Nusz, Reid, Lou and Lorentzatos are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the Amended Employment Agreements. The confidentiality covenants are perpetual, while the noncompete and nonsolicitation covenants apply during the term of the Amended Employment Agreements and for 12 months following the Named Executive Officer's termination date, except that the latter covenants will cease to apply if the Named Executive Officer is terminated for any reason on or after a change in control.
Amended and Restated Annual Incentive Compensation Plan. Under our Incentive Plan, upon the occurrence of a “change in control,” participants (including our Named Executive Officers) will receive the target annual cash bonus award amount that the participant is eligible to earn for the calendar year in which the “change in control” occurs, payable within 30 days after the date of the “change in control.”
Applicable Definitions. For purposes of the Amended Employment Agreements and the Incentive Plan, as applicable (in each case, as of December 31, 2015), the terms listed below are defined as follows:
(i) “cause” means (a) the Named Executive Officer has been convicted of a misdemeanor involving moral turpitude or a felony, (b) the Named Executive Officer has engaged in grossly negligent or willful misconduct in performing his duties, which has a material detrimental effect on us, (c) the Named Executive Officer has breached a material provision of the Amended Employment Agreement or the Incentive Plan, as applicable, (d) the Named Executive Officer has engaged in conduct that is materially injurious to us or (e) the Named Executive Officer has committed an act of fraud. Under the Amended Employment Agreements, Messrs. Nusz, Reid, Lou and Lorentzatos will have a limited period of 30 days to cure events (except in the case of a cause event described in clause (a) above).
(ii) “change in control” means (a) a person acquires 50% or more of our outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the Amended Employment Agreements or the Incentive Plan, as applicable (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of our Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of our assets, subject to certain limited exceptions, or (d) approval by our stockholders of a complete liquidation or dissolution.
(iii) “disability” means the Named Executive Officer's inability to perform essential functions with or without reasonable accommodation, if required by law, due to physical or mental impairment.
(iv) “good reason” means, without the Named Executive Officer's express written consent, (a) a material breach by us of the Amended Employment Agreement or of our obligations under the plan, as applicable, (b) a material reduction in the Named Executive Officer’s base salary or target performance bonus opportunity, (c) the failure by the Company to continue to provide the Named Executive Officer with the opportunity to participate in any material equity incentive compensation plan in which the Named Executive Officer was participating as of the effective date of the Amended Employment Agreement (or any comparable successor plan), (d) a material diminution in the Named Executive Officer’s authority, status, title, position, duties or responsibilities, (e) the assignment to the Named Executive Officer of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities, (f) a change in the geographic location where the Named Executive Officer must normally perform services by more than 50 miles or (e) a requirement that the Named Executive Officer report to an employee instead of to our Board of Directors (for Mr. Nusz), or a material reduction in the authority, status, title, position, duties or responsibilities of the person to whom the Named Executive Officer reports (for all other Named Executive Officers). The Named Executive Officer must notify us within 60 days of the occurrence of any such event and we have 30 days following notice to cure.
Restricted Stock Awards. Our Named Executive Officers each hold outstanding awards of restricted stock under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.” The vesting of the restricted stock awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability. In addition, the awards are subject to the accelerated vesting provisions contained in the Amended Employment Agreements, which are described above under “—Employment Agreements.”
Certain restricted stock awards granted to the Named Executive Officers vest only upon the earliest to occur of a change in control or termination of employment due to death, disability, termination without cause or for good reason or retirement (after attaining age 60 and completing three years of service with us following the grant date of the award). None of our Named Executive Officers is currently eligible to retire for these purposes.
For purposes of all outstanding restricted stock awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning as set forth above with respect to the Amended Employment Agreements.
Performance Share Unit Awards. Our Named Executive Officers each hold outstanding awards of PSUs under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.” These PSUs contain certain accelerated vesting provisions in the event certain specified events occur prior to the end of the applicable performance period.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, a Named Executive Officer will be deemed to have earned a number of PSUs equal to 200% of the initial number of PSUs awarded.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason, a Named Executive Officer will be deemed to have earned, as of the end of the performance period (or the extended performance period, if applicable), the number of PSUs that the Named Executive Officer would have earned if he had remained employed through the end of the performance period (or the extended performance period, if applicable).
Change in Control. If a “change in control” occurs, a Named Executive Officer will be deemed to have earned the number of PSUs he would have earned at the end of the performance period, assuming that the performance period ended on the date the change in control occurs and the determination of the extent to which the TSR vesting objective has been reached will be based on actual performance against the stated criteria through the change in control date; provided, that, with respect to PSUs granted in 2013 and later years, the determination of the extent to which the TSR vesting objective has been reached will be based on the value per share received in the “change in control” transaction.
For purposes of the PSUs, “disability,” “cause,” “good reason” and “change in control” generally have the same meaning as set forth above with respect to the Amended Employment Agreements.
Quantification of Payments
The table below discloses the amount of compensation and/or benefits due to our Named Executive Officers in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2015, and assuming that the price per share of common stock was $7.37, which was the closing price per share of our common stock on December 31, 2015. The amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under such arrangements, and do not include any amounts accrued through December 31, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason(1)	Termination Without Cause or for Good Reason Following a Change in Control	Change in Control
Thomas B. Nusz
Salary(2)	$820,000	$1,845,000	—	—
Bonus Amounts(2)	$984,000	$3,198,000	$984,000	$984,000
COBRA Premiums(3)	$31,433	$31,433	$31,433	—
Change in Control Payments(4)	—	—	$5,393,960	—
Accelerated Equity Vesting(5)	$5,085,204	$3,664,370	$3,664,370	$1,594,610
Total(6)	$6,920,637	$8,738,803	$10,073,763	$2,578,610
Taylor L. Reid
Salary(2)	$500,000	$1,125,000	—	—
Bonus Amounts(2)	$500,000	$1,625,000	$500,000	$500,000
COBRA Premiums(3)	$31,433	$31,433	$31,433	—
Change in Control Payments(4)	—	—	$2,990,000	—
Accelerated Equity Vesting(5)	$2,480,993	$1,838,135	$1,838,135	$794,136
Total(6)	$3,512,426	$4,619,568	$5,359,568	$1,294,136
Michael H. Lou
Salary(2)	$420,000	$945,000	—	—
Bonus Amounts(2)	$420,000	$1,365,000	$420,000	$420,000
COBRA Premiums(3)	$31,069	$31,069	$31,069	—
Change in Control Payments(4)	—	—	$2,511,600	—
Accelerated Equity Vesting(5)	$1,918,256	$1,427,987	$1,427,987	$681,983
Total(6)	$2,789,325	$3,769,056	$4,390,656	$1,101,983
Nickolas J. Lorentzatos
Salary(2)	$360,000	$810,000	—	—
Bonus Amounts(2)	$288,000	$936,000	$288,000	$288,000
COBRA Premiums(3)	$31,433	$31,433	$31,433	—
Change in Control Payments(4)	—	—	$1,937,520	—
Accelerated Equity Vesting(5)	$1,274,244	$938,017	$938,017	$391,955
Total(6)	$1,953,677	$2,715,450	$3,194,970	$679,955
__________________

(1)	Also reflects amounts for termination due to non-extension of the Amended Employment Agreements.

(2)
Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2015. For purposes of calculating any pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer by our Compensation Committee for 2015 service was used, without pro-ration, since December 31, 2015 was the last day of the calendar year to which such bonus related. For purposes of quantifying the amount of the severance payments to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of their termination without “cause” or for “good reason,” (a) the “Salary” amount was calculated as the base salary that the Named Executive Officer would have received for a period of 27 months (the number of months remaining in the term of the Amended Employment Agreement for each Named Executive Officer), and (b) the “Bonus Amount” was calculated as 2.25 (the number of calendar years remaining in the term of the Amended Employment Agreement for each Named Executive Officer) times the product of (i) the annualized base salary and (ii) the target bonus percentage in effect for 2015, plus the pro-rata bonus amount.

(3)	Reflects 18 months’ worth of COBRA premiums at $1,746.30 per month for Messrs. Nusz, Reid, and Lorentzatos and $1,726.03 per month for Mr. Lou.

(4)	Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2015.

(5)
The value of accelerated equity awards is based upon the closing price per share of our common stock on December 31, 2015 (the last trading day of fiscal year 2015), which was $7.37, multiplied by the number of outstanding restricted shares or PSUs that would vest upon the occurrence of the event indicated. We calculated the number of PSUs that would become earned upon the occurrence of the event indicated according to the provisions of the Notice of Grant of

Performance Awards for each PSU award as follows: (i) upon termination due to death or disability, 200% of the initial PSUs (or remaining PSUs in the case of the awards granted in 2012) are earned; (ii) upon occurrence of a change in control, the percentage of initial PSUs earned depends on which quartile the Company's TSR percentage falls relative to the other companies in the PSU comparator group, assuming the applicable performance period ended on the date of the change in control; and (iii) upon termination without cause or for good reason, the percentage of initial PSUs earned is determined at the end of the originally stated performance period; however, for purposes of the event indicated in this clause (iii), we have calculated assumed performance at the end of the applicable originally stated performance period using the same formula stated in footnote (3) to the "Outstanding Equity Awards at Fiscal Year End" table above because we believe it represents a reasonable estimate of the Company's TSR performance at the end of each originally stated performance period. The values reported in the table above only take into account awards that were outstanding on December 31, 2015, and do not include the awards granted to our Named Executive Officers in January 2016, which such awards are discussed above in the CD&A.

(6)
The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Amended Employment Agreements. The Amended Employment Agreements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Amended Employment Agreements.

Director Compensation
We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.
After review with Longnecker of non-employee director compensation paid by our 2015 compensation peer group, our Board of Directors approved the following compensation plan for non-employee directors, which was in effect for fiscal year 2015:

•	an annual cash retainer fee of $60,000, plus cash payments of $1,500 for each Board of Directors’ meeting attended and $1,500 for each committee meeting attended; and

•	committee chairperson fees in the following amounts: (a) Audit Committee chair—$17,000, (b) Compensation Committee chair—$15,000, and (c) Nominating and Governance Committee chair—$10,000; and

•
an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $119,000 on the date of grant, based on the closing price of our common stock on the date of grant. For fiscal year 2015, the restricted stock awards were granted on January 15, 2015, and each non-employee director received 9,140 shares of restricted stock.

The non-employee directors voluntarily reduced the value of their restricted stock awards for 2015 to approximately $119,000 on the date of grant, or 70% of the value their 2014 restricted stock awards, in line with the 70% of target base salary value at which executives were awarded bonuses for 2014 and grants of restricted stock and PSUs in 2015. Except for such reduction, the Compensation Committee made no changes to non-employee director compensation from 2014 to 2015.
Our Compensation Committee reviews the compensation of our non-employee directors on an annual basis. For the 2016 fiscal year, there will be no changes to the compensation plan for our non-employee directors, except that the value of their restricted stock awards for 2016 was reduced to approximately $117,000 on the date of grant. The restricted stock awards were granted on January 20, 2016, and each non-employee director received 27,100 shares of restricted stock.
Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors.
Each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of our Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in our general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our Board of Directors or any of our committees.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William J. Cassidy	$97,000	$119,003	—	$216,003
Ted Collins, Jr.	$87,000	$119,003	—	$206,003
Michael McShane	$107,000	$119,003	—	$226,003
Bobby S. Shackouls	$81,000	$119,003	—	$200,003
Douglas E. Swanson, Jr.(3)	$96,000	$119,003	—	$215,003
  __________________

(1)	Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2015 as more fully explained above.

(2)
Reflects the aggregate grant date fair value of restricted stock awards granted under our LTIP in fiscal year 2015, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2015 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date, which was $13.02 per share on January 15, 2015. As of December 31, 2015, each non-employee director held 9,140 outstanding shares of restricted stock. These restricted stock awards vested in full on January 15, 2016.

(3)
The compensation paid to Mr. Swanson in 2015 includes $1,500 related to a Board meeting on January 23, 2015. Mr. Swanson was unable to attend the meeting, although he was paid inadvertently for attendance at that meeting. A credit was taken from Mr. Swanson's 2016 first quarter compensation payment to offset such amount.

Compensation Practices as They Relate to Risk Management
We believe our compensation programs do not encourage excessive and unnecessary risk taking by our executive officers (or other employees). Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our stockholders, thereby reducing the incentives to unnecessary risk taking.
COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Douglas E. Swanson, Jr., Chairman
William J. Cassidy, Member
Michael McShane, Member
Bobby S. Shackouls, Member

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Company has determined that: (1) Messrs. McShane, Cassidy and Collins are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the New York Stock Exchange (“NYSE”) and (2) all current Audit Committee members are financially literate. In addition, Mr. McShane qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.
During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015 with management and with the independent registered public accounting firm;

•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accounting firm;

•
reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accounting firm's independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
discussed with management and with the independent registered public accounting firm the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accounting firm as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that PricewaterhouseCoopers LLP’s independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers LLP in 2015 for audit services, tax services and all other services, are set forth at “Item 2--Ratification of Selection of Independent Registered Public Accounting Firm -- Audit and All Other Fees” below); and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.
The Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Audit Committee of the Board of Directors
Michael McShane, Chairman
William J. Cassidy, Member
Ted Collins, Jr., Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 8, 2016 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of Shares	Percentage of Class(1)
SPO Advisory Corp.(2)	19,913,026	11.0%
Integrated Core Strategies (US) LLC (3)	9,464,428	5.2%
The Vanguard Group (4)	9,321,792	5.2%
BlackRock, Inc.(5)	9,076,663	5.0%
Thomas B. Nusz(6)(7)	1,765,179	1.0%
Taylor L. Reid(6)(8)	1,817,059	1.0%
Michael H. Lou(6)	291,381	*
Nickolas J. Lorentzatos(6)	160,624	*
William J. Cassidy(6)	57,390	*
Ted Collins, Jr.(6)	129,440	*
Michael McShane(6)	192,090	*
Bobby S. Shackouls(6)(9)	49,690	*
Douglas E. Swanson, Jr.(6)	64,190	*
All directors and executive officers as a group (9 persons)(6)	4,527,043	2.5%
  __________________

*	Less than 1%.

(1)	Based upon an aggregate of 180,534,582 shares outstanding as of March 8, 2016.

(2)
According to a Form 4, dated January 1, 2016, filed with the SEC by SPO Advisory Corp., 18,604,626 shares of the Company's common stock are owned directly by SPO Partners II, L.P. ("SPO Partners"), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners, L.P ("SPO Advisory"), the sole general partner of SPO Partners, (ii) SPO Advisory Corp. ("SPO Corp."), the sole general partner of SPO Advisory, and (iii) John H. Scully ("JHS") and Eli J. Weinberg ("EJW), the two controlling persons of SPO Corp. Additionally, 1,308,400 shares of the Company's common stock are owned directly by San Francisco Partners, L.P. ("SF Partners"), and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. ("SF Advisory"), the sole general partner of SF Partners, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS and EJW, the two controlling persons of SPO Corp. Furthermore, 198,600 shares of the Company's common stock are owned directly by Phoebe Snow Foundation and 698,000 shares are owned directly by Scully Memorial Foundation; these shares may be deemed to be beneficially owned by JHS solely in his capacity as a controlling person, director and executive officer of PSF and SMF, respectively. Additionally, 1,842 shares are owned directly by Ian R. McGuire. The address of SPO Advisory Corp. is 591 Redwood Highway, Suite 3125, Mill Valley, California 94941.

(3)
According to a Schedule 13G, dated March 3, 2016, filed with the SEC by Integrated Core Strategies (US) LLC ("ICS"), as of the close of business on March 3, 2016, ICS beneficially owned 9,440,254 shares of the Company's common stock and ICS Opportunities, Ltd. ("ICSO") beneficially owned 24,174 shares of the Company's common stock. However, as of the close of business on March 9, 2016, ICS and ICSO beneficially owned 6,667,112 and 24,174 shares of the Company's common stock, respectively, which collectively represented 6,691,286 shares or 3.7% of the Company's common stock outstanding. The investment manager to ICSO, Millennium International Management LP, and its general partner, Millennium International Management GP LLC ("MIM GP"), may be deemed to have shared voting control and investment discretion over securities owned by ISCO. Millennium Management LLC is the general partner of the managing member of ICS and the general partner of the 100% shareholder of ICSO and may be deemed to have shared voting control and investment discretion over securities owned by ICS and ICSO. Israel A. Englander is the managing member of MIM GP and Millennium Management LLC and may be deemed to have shared voting control and investment discretion over securities owned by ICS and ICSO. The address of ICS is 666 Fifth Avenue, New York, New York 10103.

(4)
According to a Schedule 13G, dated February 11, 2016, filed with the SEC by The Vanguard Group, Inc. it has sole voting power over 176,131 of these shares, sole dispositive power over 9,146,761 of these shares, shared voting power over 6,300 of these shares, and shared dispositive power over 175, 031 of these shares. Vanguard Fiduciary Trust

Company, a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 168,731 of these shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 13,700 these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to a Schedule 13G, dated January 27, 2016, filed with the SEC by BlackRock, Inc., it has sole voting power over 8,747,151 of these shares and dispositive power over all of these shares. BlackRock, Inc. filed this 13G as a parent holding company for the following subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweitz AG; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)	Executive officer or director of the Company.

(7)
As of March 8, 2016, Mr. Nusz has pledged 1,100,000 of these shares as security for personal loans. The number of Mr. Nusz's pledged shares has decreased as compared to the number disclosed in the Company's proxy statement for the 2015 annual meeting (the "2015 Proxy"). As disclosed in the 2015 Proxy, Mr. Nusz has reported to the Board that he is taking prudent and necessary steps to reduce the number of shares pledged, and he continues to take steps to unwind his position. Except with respect to Mr. Nusz, the Board has not approved any pledges of Company securities by any of our executive officers or directors and does not expect to do so in the future.

(8)
Mr. Reid has sole voting power over 1,292,059 of these shares and shared voting power over 525,000 of these shares. 525,000 of these shares are held by West Bay Partners, Ltd., a limited partnership formed for family investment purposes. The sole general partner of West Bay, a Texas limited liability company, is controlled by Mr. Reid and his wife, and the limited partners of West Bay consist of Mr. Reid, his immediate family members and trusts formed for their benefit.

(9)
Mr. Shackouls has sole voting power over 42,965 of these shares, of which 6,725 are held by a grantor retained annuity trust of which Mr. Shackouls is trustee. The remaining 6,725 shares are held by a grantor retained annuity trust of which Mr. Shackouls's wife is trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2015.

TRANSACTIONS WITH RELATED PERSONS
The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, adopted, as of May 17, 2010, a Related Persons Transactions Policy to be followed in connection with all related person transactions involving the Company.
Procedures for Review, Approval and Ratification of Related Person Transactions
For purposes of the policy, an “Interested Transaction” is a transaction, arrangement or relationship in which:
•the Company or any of its subsidiaries was, is or will be a participant;
•the aggregate amount involved exceeds $120,000; and
•any related person had, has or will have a direct or indirect material interest.
A “Related Person” means:
•any director or director nominee of the Company;
•any senior officer of the Company;

•	any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company’s common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

The Board of Directors has determined that the Audit Committee will review the material facts of all Interested Transactions and approve, disapprove or ratify any such transaction. The Company’s Related Persons Transaction Policy pre-approves certain related person transactions, including:

•
any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC ("Item 402");

•director compensation which is required to be reported in the Company’s proxy statement pursuant to Item 402;

•
any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•
charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

In determining whether to approve or disapprove entry into a Interested Transaction, the Audit Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Interested Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
There were no Interested Transactions since May 17, 2010 which were required to be reported in “Transactions with Related Persons,” where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2007, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation and Other Information,” and the transactions described or referred to below.

Transactions Involving Directors
Mr. Collins, one of the Company’s directors, owns a working interest in twenty-two of the Company’s wells. During the year ended December 31, 2015, Mr. Collins received gross payments totaling $363,777.49 from the Company attributable to such working interest, which amounts are subject to reduction for severance tax obligations and joint interest billings.

ITEM 1
ELECTION OF DIRECTORS
The Board of Directors has nominated the following individuals for election as Class III directors of the Company to serve for a three year term to expire in 2019 and until either they are re-elected or their successors are elected and qualified:

Thomas B. Nusz Director Since: 2007 Age: 56 Chairman of the Board Founder of Oasis Petroleum Inc.
Background
Thomas B. Nusz has served as our Director and Chief Executive Officer (or in similar capacities) since our inception in March 2007. He also served as our President until January 1, 2014, and has 34 years of experience in the oil and gas industry. He was previously a Vice President with Burlington Resources Inc., a formerly publicly traded oil and gas exploration and production company or, together with its predecessors, Burlington, and served as President International Division (North Africa, Northwest Europe, Latin America and China) from January 2004 to March 2006, as Vice President Acquisitions and Divestitures from October 2000 to December 2003 and as Vice President Strategic Planning and Engineering from July 1998 to September 2000 and Chief Engineer for substantially all of such period. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. From September 1985 to June 1998, Mr. Nusz held various operations and managerial positions with Burlington in several regions of the United States, including the Permian Basin, the San Juan Basin, the Black Warrior Basin, the Anadarko Basin, onshore Gulf Coast and the Gulf of Mexico. Mr. Nusz was an engineer with Mobil Oil Corporation and for Superior Oil Company from June 1982 to August 1985. He is a current member of the National Petroleum Council, an advisory committee to the Secretary of Energy of the United States.

Skills and Qualifications
As a founder and the Chief Executive Officer of the Company, Mr. Nusz's knowledge of the Company is unparalleled. He is responsible for managing the business, under the oversight and review of the Board, and acts as a bridge between management and the Board, helping both to act with a common purpose. Mr. Nusz has served in various executive positions, as well as management and operational roles for publicly traded oil and gas companies, and he has deep knowledge of the strategic, financial, risk and compliance issues facing a publicly traded company. In addition, Mr. Nusz's industry experience spans multiple regions, domestically and internationally, which is especially beneficial to the Company in the current challenging market environment. Mr. Nusz's deep knowledge of the Company and the industry make him a critical member of the Board.

Michael McShane Director Since: 2010 Age: 62 Lead Director Independent Committee Memberships: • Audit, Chairman • Compensation Audit Committee Financial Expert
Background
Michael McShane has served as our Director since May 2010, is the Chair of our Audit Committee and serves on our Compensation Committee. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until the completion of the merger of Grant Prideco with National Oilwell Varco, Inc. in April 2008, and Chairman of the Board of Grant Prideco from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002. Mr. McShane has also served as a director of Complete Production Services, Inc., an oilfield service provider, since March 2007, and has served as a director of Superior Energy Services since its merger with Complete Production Services in February 2012. Mr. McShane has also served as a director of Spectra Energy Corp, a provider of natural gas infrastructure, since April 2008 and Forum Energy Technologies, Inc., a global provider of manufactured and applied technologies to the energy industry, since August 2010. Mr. McShane also serves as an advisor and director for various private companies and private equity firms, including Advent International, a global private equity firm.

Skills and Qualifications
Mr. McShane brings a unique perspective to the Board due to his decades of experience in the energy services industry where he has served, at two publicly-traded energy services companies, as Chairman of the Board and Chief Executive Officer and Chief Financial Officer. Currently, he sits on the boards of three publicly-traded energy companies with operations in the oilfield services, infrastructure and energy technology sectors, and he consults for a global private equity firm. Mr. McShane also serves the Board as the Audit Committee's financial expert. Mr. McShane has significant experience with issues, trends and opportunities within the oil and gas industry, providing the Board with valuable expertise when evaluating potential acquisition opportunities and exploration projects.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

ITEM 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2016. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since its inception on February 26, 2007. The 2015 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on February 25, 2016.
The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the last two years (in thousands):

	2015	2014
Audit Fees(1)	$1,366	$1,504
Tax Fees(2)	105	72
All Other Fees(3)	2	2
Total	$1,473	$1,578
  __________________

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting; (b) the review of the Company’s quarterly consolidated financial statements; and (c) review of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2015 and 2014.

(2)	Tax fees represent tax return preparation and consultation on tax matters.

(3)	All other fees include any fees billed that are not audit, audit related, or tax fees. In 2015 and 2014, these fees related to accounting research software.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2015, the Audit Committee pre-approved each of the services described above.
The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the registered public accounting firm of the Company for 2016.

ITEM 3

APPROVAL OF THE SECOND AMENDMENT TO THE
LTIP TO INCREASE THE MAXIMUM NUMBER OF SHARES BY 7,500,000 SHARES
At the 2016 Annual Meeting, the stockholders will be asked to approve the Second Amendment (the “Second Amendment”) to the Company’s Amended and Restated 2010 Long Term Incentive Plan (the “LTIP”) to, among other things, increase the number of shares of common stock available for delivery under the LTIP and extend the term of the LTIP to May 4, 2026. If the Second Amendment is approved at the 2016 Annual Meeting, it will become effective as of May 4, 2016. We believe approval of the Second Amendment is advisable in order to ensure the Company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards to our employees.
Background and Purpose of the Proposal
The purpose of the Second Amendment is to increase the number of shares of common stock that are available for delivery under the LTIP by 7,500,000 shares and to extend the term of the LTIP to May 4, 2026. The Board unanimously acted to amend the LTIP to effect the foregoing revision on February 18, 2016, subject to stockholder approval at the 2016 Annual Meeting. If the Second Amendment is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for delivery under the LTIP.
The use of stock-based awards under the LTIP has been a key component of our compensation program since its original adoption in 2010. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of our initial public offering in June 2010. The 2010 Long Term Incentive Plan was amended and restated, effective on January 1, 2014, and approved by our stockholders at the 2014 Annual Meeting for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, but no increase in the maximum number of shares available for delivery under the LTIP was requested at that time. The LTIP was amended (the "First Amendment"), effective May 4, 2015, and approved by our stockholders at the 2015 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 1,350,000 shares and (ii) providing that certain shares subject to options, stock appreciation rights and similar appreciation-only Awards would not be available for reuse under the LTIP. The LTIP provides a means through which we and our subsidiaries may:

•
attract and retain the most qualified employees, directors and consultants ("participants") in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	reflect the unique qualifications, skills, experience and responsibilities of each participant:

•	pay for performance, whereby a participant's compensation is influenced by company performance;

•	align the interests of the participant with those of our stockholders with respect to long-term value creation; and

•	provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.
Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of over 469 employees, including management, directors and consultants, and we believe that it is in the best interest of the Company for all those individuals to have an ownership interest in the Company in recognition of their present and potential contributions. As a result, in 2015, over 65% of our equity awards were granted to employees other than our Named Executive Officers, and for the last three years, our grants to our Chief Executive Officer and Named Executive Officers as a percentage of total grants (the "concentration ratio") have been well below recommended thresholds for such concentration ratios.
We believe that approval of the Second Amendment will give us the flexibility to continue to make stock-based grants and other awards permitted under the LTIP over the next three years in amounts determined appropriate by the Compensation Committee of the Board of Directors (the “committee”); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested under the Second Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity. The closing market price of our common stock as of March 8, 2016 was $6.02 per share, as reported on the NYSE.
To date in 2016, we have awarded 3,473,700 shares of common stock to employees and directors pursuant to awards under the LTIP. It is our practice to grant awards to employees at the beginning of the year as part of each employee's compensation package, and due to the decline in our stock price largely related to the significant decline in oil prices over the last six quarters, we granted a higher number of shares to employees in 2016 than in years past, although the total value of each award did reflect the current market environment. Furthermore, it has been our consistent practice to grant a mid-year discretionary award to non-executive employees. We believe these grants are retentive and further the objectives of the plan discussed above. However, due to the decline in oil prices and the related decline in our stock price, we did not make mid-year discretionary awards in 2015. If oil prices, and thus our stock price, remain low, we will not be able to maintain these employee grant practices into 2017 without the approval of the Second Amendment.
Consequences of Failing to Approve the Proposal
Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the LTIP, in its current form, until the shares available thereunder are exhausted, which we estimate will occur in 2017, based on current expected equity grant practices and our current stock price. If the Second Amendment is not approved by our stockholders, the LTIP will remain in effect in its current form.
Summary of the LTIP
A summary of the material features of the LTIP, as amended to reflect the proposed Second Amendment, is provided below but does not purport to be a complete description of all of the provisions of the LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to (i) the full text of the LTIP, which is incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014 (which was filed with the SEC on August 6, 2014), (ii) the First Amendment, which is incorporated by reference to Exhibit 10.1 to our current report on Form 8-K (which was filed with the SEC on May 6, 2015), and (iii) the Second Amendment, which is attached to this proxy statement as Annex A.
Key Features of the LTIP. Key features of the LTIP include:

•	No discounted options or other awards may be granted;

•
Awards are non-transferrable, except to an award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws and descent and distribution;

•	No automatic award grants are made to any eligible individual;

•	Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Internal Revenue Code;

•	Limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

•	No repricing of stock options or stock appreciation rights without stockholder approval;

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances; and

•
No recycling of shares subject to options or stock appreciation rights that are withheld or tendered to pay the exercise price of the Award or to satisfy any tax withholding obligation or that are covered by an option or stock appreciation right that is exercised.

Purposes of the LTIP. The purpose of the LTIP is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The LTIP permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, and other stock-based awards, any of which may be further designated as performance awards (collectively referred to as “Awards”).

Administration. The LTIP will be administered by the committee pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board of Directors may also take any action designated to the committee, unless it is determined that administration of the LTIP by “outside directors” is necessary with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m). The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the LTIP and the manner in which such Awards will vest. Awards may be granted by the committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated), at such times and on such terms and conditions as the committee shall determine. Subject to applicable law and the terms of the LTIP, the committee is authorized to interpret the LTIP, to establish, amend and rescind any rules and regulations relating to the LTIP, to delegate duties under the LTIP, to terminate, modify or amend the LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the LTIP. The committee may correct any defect, supply any omission or reconcile any inconsistency in the LTIP in the manner and to the extent the committee deems necessary or desirable. All determinations of the committee shall be final, binding and conclusive upon all parties.
Eligibility to Participate. The employees eligible to receive Awards under the LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. As of March 8, 2016, we had 464 employees and 5 non-employee directors who would be eligible to participate in the LTIP. While we made stock Awards to certain consultants under the LTIP in connection with our initial public offering, it has not been our practice to make Awards to such individuals since that time. As of March 8, 2016, we had a small number of consultants who would have been eligible to participate in the LTIP. Eligible employees, directors or consultants who are designated by the committee to receive an Award under the LTIP are referred to as “participants.”
Maximum Amount of Compensation. The LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of our common stock (subject to adjustment in accordance with the terms of the LTIP), and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $10,000,000.
Number of Shares Subject to the LTIP. The Second Amendment would increase the number of shares of common stock available for Awards under the LTIP from the number previously authorized by 7,500,000 shares. Accordingly, the aggregate maximum number of shares available for delivery under the LTIP, since its inception, would be 16,050,000 shares of common stock, subject to certain adjustments as provided in the LTIP. The table below sets forth, as of March 8, 2016, the total number of shares issued, outstanding, and available for delivery under the LTIP, which is the only Company plan with shares available.

Total Restricted Stock Awards Outstanding (Unvested)	3,887,668
Total Performance Share Unit Awards Outstanding (Unvested)(1)	1,967,818
Total Stock Option Awards Outstanding	None
Total Shares Available for Grant Under the LTIP	257,597
Total Common Shares Outstanding	180,534,582
  __________________

(1)	As of March 8, 2016, represents shares subject to performance share unit, or PSU, awards outstanding, assuming the payout level of 125% of the initial number of PSUs awarded.
If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, the shares subject to that Award, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of taxes related to an Award (other than an option, stock appreciation right or similar appreciation-only Award), will again be available under the LTIP, unless an applicable law or regulation prevents such reuse. However, to date, the Company has not made available for reuse under the LTIP shares of the type identified in clause (b) above, and the number of "Total Shares Available for Grant Under the LTIP" reflected in the table above does not include any shares that have been withheld or surrendered in payment of taxes related to any Award under the LTIP. With respect to options, stock appreciation rights and any similar appreciation only Award, the following shares are not available for future Awards under the LTIP: (i) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (ii) shares that were subject to such Award that was exercised, or (iii) shares repurchased on the open market with the proceeds of such Award’s exercise price.
Source of Shares. Common stock delivered under the LTIP may come from authorized but unissued shares of our common stock, from treasury stock held by us or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.

Types of Awards. The LTIP provides for the granting of restricted stock awards, restricted stock units, bonus stock, dividend equivalents, incentive stock options, nonqualified stock options, stock appreciation rights and other stock-based awards, any of which may be further designated as a performance award. To date, the Compensation Committee has approved only grants of restricted stock and restricted stock units (designated as performance share units) pursuant to the LTIP.
Restricted Stock. Restricted stock may be granted under the LTIP, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the Award and to receive cash dividends thereon (which may, if required by the committee be held by us during the restricted period subject to the same “vesting” terms as applicable to the underlying restricted stock Award). Unless otherwise determined by the committee, Common Stock distributed to a holder of a restricted stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying restricted stock Award with respect to which such Common Stock or other property has been distributed. Unless otherwise noted in an individual Award agreement, the Company shall have the right to repurchase or recover any Restricted Stock if the participant shall terminate employment before the end of the restrictive period or the Restricted Stock is forfeited for any other reason.
Restricted Stock Units. Restricted stock units (“RSUs”) are rights to receive shares of common stock, cash or a combination thereof at the end of a specified period. The committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and such restrictions may lapse at such times determined by the committee. RSUs granted under the LTIP subject to certain specified performance conditions are referred to as “performance share units.” RSUs may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs will either be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs or other Awards, unless otherwise determined by the Committee on the date of grant.
Bonus Stock. Bonus stock Awards may be granted to eligible individuals. Each bonus stock Award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the committee.
Dividend Equivalents. Dividend equivalents may be granted to eligible individuals, entitling the participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.
Stock Options. Stock options to purchase one or more shares of our common stock may be granted under the LTIP. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called “nonstatutory options”). The committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. The term for a stock option may not exceed 10 years. The committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant. The committee will determine at the time of a grant whether to require forfeiture of the options upon a termination of employment for any reason.
Stock Appreciation Rights. The committee may grant stock appreciation rights (or “SARs”) independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.
Other Stock-Based Awards. Other stock-based Awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to applicable legal limitations and the terms of the LTIP. In the discretion of the committee, other stock-based Awards may be subject to such vesting and other terms as the committee may establish, including performance goals. Cash Awards may be granted as an element of or a supplement to any other stock-based Awards permitted under the LTIP.
Performance Awards. The committee may designate that certain Awards granted under the LTIP constitute “performance” Awards. A performance Award is any Award the grant, vesting, exercise or settlement of which is subject to one or more performance standards. If the committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as “performance-based compensation” under such section, then the grant, exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria described below under “Item 4 --Approval of the Material Terms of the LTIP for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code-Business Criteria.” With respect to Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).
The committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in common stock, cash, or a combination of common stock and cash at the discretion of the committee. The committee may not increase the amount of a performance Award payable to a Covered Employee for purposes of Section 162(m) that is intended to be “performance-based compensation” under Section 162(m) but may exercise discretion to reduce any such Award. All determinations by the committee as to the establishment, amount and achievement of performance goals will be made in writing and the committee may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m).
Tax Withholding. We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award.
Subdivision or Consolidation. In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the committee as to the number and price of shares subject to an Award, the number of shares available for delivery under the LTIP, and the maximum individual limitations applicable to share-based Awards.
Change in Control. Upon a “change in control” (as defined in the LTIP), the committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) accelerate the time at which Awards may be exercisable or become vested; (ii) require the surrender of an Award with or without a cash payment; or (iii) make any such adjustments as the committee determines appropriate.
Amendment. The Board may amend, alter, suspend, discontinue or terminate the LTIP at any time, subject to the approval of our stockholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the LTIP; provided, that without the consent of an affected participant, no such committee action may materially and adversely affect the rights of a participant under such Award.
Term and Termination of the LTIP. No further Awards may be granted under the LTIP after May 4, 2026. The Board in its discretion may terminate the LTIP at any time with respect to any shares of common stock that are not subject to previous Awards. The LTIP will remain in effect until all Awards granted under the LTIP have been satisfied or have expired.

Transferability of Awards. Awards will not generally be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. With respect to a specific nonstatutory option or SAR, in accordance with rules and procedures established by the committee from time to time, the participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the committee. Any attempt to transfer an Award in violation of the terms of the LTIP or without proper notification to the committee shall be deemed null and void, and at the discretion of the committee, may result in a forfeiture of that Award.
Clawback Policy. The LTIP and Awards issued thereunder will be subject to any written clawback policy we adopt, which policy may subject a participant’s Awards, or amounts paid or realizable under such Awards, under the LTIP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.
Certain Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the LTIP. This description is based on current laws in effect on March 8, 2016, which are subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the LTIP.
Tax Consequences to participants under the LTIP
Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or a SAR, so long as the per share exercise price of the stock option or SAR is at least equal to the fair market value of the shares underlying the award on the date of grant. Upon the exercise of a nonstatutory option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Cash Awards, Restricted Stock Units, Dividend Equivalents, Restricted Stock and Bonus Stock. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit (including a performance share unit or PSU), but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit or other Award will be taxable as ordinary compensation income, not dividend income, when paid.
A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Code Section 409A. Awards under the LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Internal Revenue Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the LTIP fails to comply with Section 409A, such Award will to the extent possible be modified to comply with such requirements.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Performance-Based Compensation. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” (or “Section 162(m) Awards”) from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the material terms of the LTIP, including the maximum amount of compensation that may be paid under the LTIP, pursuant to Item 4. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the LTIP, a Covered Employee who receives an Award intended to be a Section 162(m) Award may not receive Awards relating to more than (i) 1,000,000 shares of common stock in a given calendar year in the case of stock-denominated Awards (subject to adjustment in a manner consistent with the other provisions of the LTIP), or (ii) $10,000,000 in a given calendar year with respect to cash-denominated Awards. Although the LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in the company’s best interests not to satisfy the requirements for the exception in certain situations.
The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.
New Plan Benefits
The future Awards, if any, that will be made to eligible individuals under the LTIP are subject to the discretion of the committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted to participants in the future under the LTIP. Therefore, the New Plan Benefits Table is not provided.

Required Vote for Approval

The affirmative vote of the holders of a majority of the shares cast in respect of the proposal is required for approval of Item 3. For purposes of this Item 3, abstentions are treated as votes cast and will have the same effect as a vote against the proposal (in accordance with applicable NYSE standards). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the Second Amendment.

ITEM 4

APPROVAL OF THE MATERIAL TERMS OF THE LTIP
FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF
SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background and Purpose of the Proposal
In addition to the approval of the Second Amendment, our stockholders are also being asked to approve the material terms of the LTIP with respect to the additional shares of common stock that will be added to the LTIP pursuant to the Second Amendment if the Second Amendment is approved by stockholders pursuant to Item 3, or the Additional Shares, for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). As explained in greater detail below, we believe approval of this Item 4 is advisable in order to allow us to grant awards under the LTIP that may qualify as “performance-based compensation” under Section 162(m).
The LTIP is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).
In addition to certain other requirements, in order for awards under the LTIP to constitute “performance-based compensation,” the material terms of the LTIP must be periodically disclosed to and approved by our stockholders. Under Section 162(m), the material terms of the LTIP that stockholders are being asked to approve are (i) the employees eligible to receive compensation under the LTIP, (ii) the maximum amount of compensation that may be paid to an individual under the LTIP during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this Item 4 constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Consequences of Failing to Approve the Proposal
If this Item 4 is not approved, our Covered Employees may not receive the compensation that we intended to provide them under the LTIP and the tax deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that the Company may be limited in its ability to grant Awards that satisfy its compensation objectives and that are tax deductible (although the Company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Item 4 is not approved by stockholders, we will continue to be able to grant “performance-based compensation” within the meaning of Section 162(m) under the LTIP with respect to shares of common stock currently available under the LTIP (i.e., prior to giving effect to the Second Amendment and the Additional Shares) as a result of the approval of the material terms of the LTIP by our stockholders at the 2015 Annual Meeting.
Administration
The Compensation Committee of the Board (the "committee"), which is composed entirely of independent directors, will administer the LTIP pursuant to its terms and all applicable state, federal or other rules or laws. Pursuant to its charter, the Compensation Committee may delegate to its chairman, any one of its members or any subcommittee it forms, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. In particular, the Compensation Committee has the authority to delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee of members who are "outside directors" for the purposes of administering a compensation program pursuant to Section 162(m). However, we believe that all of the members of our Compensation Committee currently qualify as "outside directors" for purposes of Section162(m).

Eligibility to Participate
Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance-based Award.
Maximum Amount of Compensation
Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. The LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of our common stock (subject to adjustment in accordance with the terms of the LTIP), and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $10,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the LTIP.

Business Criteria
Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. If the committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as “performance-based compensation” under such section, then the grant, exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. With respect to Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).
One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the Company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (i) earnings per share (diluted or basic); (ii) revenues; (iii) cash flow; (iv) cash flow from operations; (v) cash flow return on investment; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction or management; (xxi) market share; (xxii) stock price; (xxiii) operating income; (xxiv) reserve growth; (xxv) reserve replacement; (xxvi) production growth; (xxvii) finding/ development costs; (xxviii) lease operating expense; (xxix) sales; (xxx) expense reduction or management; (xxxi) stockholder value added; (xxxii) net operating profit; (xxxiii) net operating profit after tax; (xxxiv) effective equipment utilization; (xxxv) achievement of savings from business improvement projects; (xxxvi) capital project deliverables; (xxxvii) performance against environmental targets; (xxxviii) safety performance and/or incident rate; (xxxix) human resources management targets, including medical cost reductions and time to hire; (xl) leverage ratios including debt to equity and debt to total capital; (xli) new or expanded market penetration; (xlii) satisfactory internal or external audits; (xliii) inventory or reserves growth; and (xliv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. To the extent consistent with Section 162(m) with respect to Awards intended to constitute “performance-based compensation,” in establishing or adjusting a performance goal, the committee may exclude the impact of any of the following events or occurrences which the committee determines should appropriately be excluded: (i) any amounts accrued by us or our subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (viii) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (x) goodwill impairment charges; (xi)

operating results for any business acquired during a specified calendar year; (xii) third party expenses associated with any acquisition by us or any subsidiary; (xiii) items that the Board has determined do not represent core operations of the Company (such as interest, expenses, taxes, depreciation and depletion, amortization and accretion charges); (xiv) marked-to-market adjustments for financial instruments; (xv) impairment to assets; and (xvi) any other extraordinary events or occurrences identified by the committee.
The Compensation Committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in common stock, cash, or a combination of common stock and cash at the discretion of the Compensation Committee. The Compensation Committee may not increase the amount of a performance Award payable to a Covered Employee for purposes of Section 162(m) that is intended to be “performance-based compensation” under Section 162(m) but may exercise discretion to reduce any such Award. All determinations by the Compensation Committee as to the establishment, amount and achievement of performance goals will be made in writing and the Compensation Committee may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m).

Other Material LTIP Provisions
For a detailed description of the other material terms of, certain tax consequences associated with participation in and other information regarding the LTIP, please see “Item 3--Approval of the Second Amendment to the LTIP to increase the number of shares by 7,500,000 Shares.”

Required Vote for Approval
The affirmative vote of the holders of a majority of the shares cast in respect of the proposal is required for approval of Item 4. For purposes of Item 4, abstentions are not considered votes cast and do not affect the outcome of the proposal (in accordance with regulations under Section 162(m) of the Internal Revenue Code, which applies Delaware law). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

The Board of Directors unanimously recommends that stockholders for "FOR" the approval of the material terms of the LTIP for purposes of complying with Section 162(m) of the Internal Revenue Code.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plan, the LTIP, as of December 31, 2015. The number of securities reported in column (c) as available for future issuance does not include any of the Additional Shares that stockholders are being asked to approve at the 2016 Annual Meeting. See “Item 3--Approval of the Second Amendment to the LTIP to increase the maximum number of shares by 7,500,000 shares.”

Equity Compensation Plan Information as of December 31, 2015
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	1,328,508(2)	0	3,437,502(3)
Equity compensation plans not approved by security holders (1)	0	0	0
Total	1,328,508(2)	$—	3,437,502(3)

(1) The 2010 Long Term Incentive Plan, or LTIP, was originally adopted prior to the completion of our initial public offering in June 2010 and was not required to be approved by our public stockholders. On May 4, 2015, at our 2015 Annual Meeting, the stockholders approved an increase in the number of shares available under the Amended and Restated 2010 Long Term

Incentive Plan and material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

(2) Represents shares subject to performance share unit, or PSU, awards granted under the LTIP in 2012, 2013, 2014, and 2015, as of December 31, 2015, assuming the maximum payout level of 200% of the initial number of PSUs awarded. If the PSUs are paid at the target payout level of 125% of the initial number of PSUs awarded, 830,318 shares would be issued upon the vesting of such PSUs, and 3,935,692 shares would have been available for future issuance, as of December 31, 2015. There is no weighted-average exercise price with respect to the PSU awards.

(3)
Does not take into account January 2016 LTIP grants. For awards outstanding and shares remaining available for issuance under the LTIP as of the Record Date, please see "Item 3--Approval of the Second Amendment to the LTIP to Increase the Maximum Number of Shares by 7,500,000 Shares--Number of Shares Subject to the LTIP."

For more information about the LTIP, refer to “Item 3--Approval of the Second Amendment to the LTIP to increase the maximum number of shares by 7,500,000 shares.”

ITEM 5

APPROVAL OF THE AMENDMENT OF
THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

Background and Purpose of the Proposal
The Board of Directors has approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 300 million to 450 million. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment would replace the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation with the following language:
“The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares of capital stock, classified as (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 450,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).”
The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, financings, potential strategic transactions, including mergers, acquisitions and business combinations, grants under equity compensation plans, stock dividends, and stock splits, as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.
The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Except as otherwise required by law or by a regulation of the New York Stock Exchange, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.
In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s Common Stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of the Company’s Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.
Any newly authorized shares of the Company’s Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.
Vote Required for Approval
The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of stock of the Corporation is required for approval of Item 5. For purposes of this Item 5, abstentions will have the effect of a vote against the proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the proposed amendment to increase the number of authorized shares of the Company’s Common Stock from 300 million to 450 million.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than November 24, 2016 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.
Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 5, 2017 and February 4, 2017, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 4, 2017, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.
“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.
The Nominating and Governance Committee’s charter requires consideration of the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in professional experiences, skills, perspective, race and gender among our directors. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The search firm will also assist the Nominating and Governance Committee to identify candidates reflecting diversity, including with regard to race, gender and specialized experience.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2017 if that nomination is submitted in writing, between January 5, 2017 and February 4, 2017, to Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002, Attention: Corporate Secretary. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.
Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person

(i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
Written requests for inclusion of any stockholder proposal should be addressed to Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002, Attention: Corporate Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES
Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report to Stockholders for the year ended December 31, 2015, is being made available to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 4, 2016:

A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice, this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9600. The Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING
For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Broadridge. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Tuesday, May 3, 2016. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.
For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
March 24, 2016

ANNEX A

SECOND AMENDMENT TO THE
OASIS PETROLEUM INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (the "Second Amendment") to the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of May 4, 2016 (the “Amendment Effective Date”), by Oasis Petroleum Inc. (the “Company”), subject to approval by the Company’s stockholders.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Section 10(c) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan (including to increase the number of shares of the Company’s common stock (“Stock”) available for awards under the Plan), subject to the approval of the Company’s stockholders if such approval is required by the rules of the New York Stock Exchange (“NYSE”);

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan in order to, among other things, increase the total number of shares of Stock reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Stock are available for future awards and to extend the term of the Plan; and
WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2016 Annual Meeting, in order to (i) to increase the number of shares of Stock available for grant under the Plan by 7,500,000 shares and to provide for restrictions on shares that may be reissued under the Plan, subject to the approval of the Company’s stockholders pursuant to applicable NYSE rules; (ii) extend the term of the Plan to May 4, 2026; and (iii) make certain other clarifying changes to the Plan.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.    Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:

4.    Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock that may be delivered with respect to Awards under this Plan, since its original inception, shall not exceed 16,050,000 shares, and such total will be available for the issuance of Incentive Stock Options.
(b)Application of Limitation to Awards. The number of shares of Stock actually delivered with respect to Awards under this Plan may not exceed the number of shares of Stock available under this Plan pursuant to Section 4(a) (subject to any adjustment made pursuant to Section 9). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered with respect to an Award differs from the number of shares previously counted in connection with such Award.
(c)Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of Stock pursuant to such Award, including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered in payment of any taxes related to a Full Value Award, in each case, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, with respect to any Option, Stock Appreciation Right, or other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to

A-1

or exceeding the Fair Market Value of the Stock determined as of the date of grant, the following shares will not, in each case, be available for delivery in connection with future Awards under the Plan: (i) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (ii) shares that were subject to such Award that was exercised, or (iii) shares repurchased on the open market with the proceeds of such Award’s exercise price. If an Award may be settled only in cash, such Award shall not be counted against any of the share limits under this Section 4 but shall remain subject to the limitations in Section 5 to the extent required to preserve the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code.
(d)Source of Stock Deliverable Under Awards. The shares to be delivered under the Plan pursuant to an Award shall consist, in whole or in part, of (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, or (iv) any combination of the foregoing, as determined by the Committee in its discretion.

2.    Section 10(m) of the Plan is hereby deleted in its entirety and replaced with the following:

(m)    Plan Effective Date and Term. This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on May 1, 2014, to be effective as of the Effective Date. The Plan was subsequently amended pursuant to the First Amendment to the Plan, effective as of May 4, 2015, and the Second Amendment to the Plan, effective as of May 4, 2016. No Awards may be granted under this Plan on and after May 4, 2026.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

A-2

OASIS PETROLEUM

OASIS PETROLEUM INC.
1001 FANNIN STREET, SUITE 1500
HOUSTON TX 77002

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas B. Nusz   02 Michael McShane

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000277926_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

OASIS PETROLEUM INC.
Annual Meeting of Stockholders
May 4, 2016 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas B. Nusz and Nickolas J. Lorentzatos, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Oasis Petroleum Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2016, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR ALL" ON THE ELECTION OF DIRECTOR NOMINEES, "FOR" AS TO ITEMS 2, 3, 4 AND 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

0000277926_2 R1.0.1.25

Continued and to be signed on reverse side